As filed with the Securities and Exchange Commission on May 5, 2016

Registration Statement No. 333-202829

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OCEAN RIG UDW INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ocean Rig UDW Inc. 10 Skopa Street, Tribune House 2nd Floor, Office 202 CY 1075 Nicosia, Cyprus + 357 22767517	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant's principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200
Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.
If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering
Common Shares, par value $0.01 per share
Preferred Share purchase rights(4)
Preferred Shares
Debt Securities
Guarantees(5)
Warrants
Purchase Contracts
Rights
Units(6)
Primary Offering Total	$2,000,000,000.00	(1)	$2,000,000,000	(1)(2)	$232,400.00	(3)
Secondary Offering
Common Shares, par value $0.01	86,051,001 shares		$570,518,137	(7)	$66,294.20
TOTAL			$2,570,518,137		$298,694.20	(8)

1.	An indeterminate aggregate initial offering amount or number of common shares, preferred share purchase rights, preferred shares, debt securities, guarantees, warrants, purchase contracts, rights and units are being registered as may from time to time be issued in primary offerings at indeterminate prices in an aggregate amount not to exceed $2,000,000,000 or the equivalent thereof in foreign currencies. Also includes such indeterminate amount of debt securities and number of common shares and preferred shares as may be issued upon conversion or exchange for any other debt securities or shares of preferred stock that provide for conversion or exchange into other securities.
2.	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to General Instruction II.C of Form F-3, the table does not specify by each class information as to the amount to be registered or the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by Ocean Rig UDW Inc. pursuant to this registration statement exceed $2,000,000,000.
3.	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
4.	Preferred share purchase rights are not currently separable from the common shares and are not currently exercisable. The value attributable to the preferred share purchase rights, if any, will be reflected in the market price of the common shares.
5.	The debt securities may be guaranteed pursuant to guarantees by the direct and indirect subsidiaries of Ocean Rig UDW Inc. No separate compensation will be received for the guarantees. Pursuant to Rule 457(n), no separate fees for the guarantees will be payable.
6.	Units may consist of any combination of the securities offered by Ocean Rig UDW Inc. registered hereunder.
7.	Estimated in connection with the unsold securities previously registered discussed below, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the registrant's common shares as reported on the NASDAQ Global Select Market on April 1, 2015.
8.	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes unsold securities that had been previously registered and for which the registration fee of $314,495.30 had previously been paid. Accordingly, the amount of the registration fee to be paid is reduced to $298,694.20, the amount of the registration fee applied to such unsold securities.
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered under the registration statement on Form F-3ASR/A with File No. 333-184450 dated March 9, 2015 (the "Prior Registration Statement"). In connection with the registration of the unsold securities on the Prior Registration Statement, the Registrant paid a registration fee of $314,495.30, which continues to be applied to such securities.  Due to a reduction in the offering size, of this amount, $298,694.20 encompasses the total fee associated with this Registration Statement and a difference of $15,801.10, which the Registrant intends to apply to offset the fees applicable to future registration statements pursuant to Rule 457(p) under the Securities Act.  Pursuant to Rule 415(a)(6), the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Registrant as Specified in its Charter	Jurisdiction of Incorporation	IRS Employer I.D. No.	Primary Standard Industrial Classification Code No.
Drill Rigs Holdings Inc.	Marshall Islands	N/A	1381
Ocean Rig 1 Shareholders Inc.	Marshall Islands	N/A	1381
Ocean Rig 1 Inc.	Marshall Islands	N/A	1381
Ocean Rig 1 Greenland Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Falkland Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig West Africa Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig 2 Shareholders Inc	Marshall Islands	N/A	1381
Ocean Rig 2 Inc.	Marshall Islands	N/A	1381
Drill Rigs Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig EG Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Norway Operations Inc	Marshall Islands	N/A	1381
Ocean Rig Liberia Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Ireland Operations Inc.	Marshall Islands	N/A	1381
Drillships Holdings Inc.	Marshall Islands	N/A	1381
Drillship Hydra Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Hydra Owners Inc.	Marshall Islands	N/A	1381
Ocean Rig Corcovado Greenland Operations Inc.	Marshall Islands	N/A	1381
Drillship Paros Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Paros Owners Inc.	Marshall Islands	N/A	1381
Drillships Holdings Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Angola Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Gabon Operations Inc.	Marshall Islands	N/A	1381
Drillships Investment Inc.	Marshall Islands	N/A	1381
Kithira Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Kithira Owners Inc.	Marshall Islands	N/A	1381
Ocean Rig Poseidon Operations Inc.	Marshall Islands	N/A	1381
Skopelos Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Skopelos Owners Inc.	Marshall Islands	N/A	1381
Drillships Investment Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Namibia Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Cuanza Operations Inc.	Marshall Islands	N/A	1381
Drillships Ocean Ventures Inc.	Marshall Islands	N/A	1381
Drillship Skiathos Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Skiathos Owners Inc.	Marshall Islands	N/A	1381
Drillship Skyros Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Skyros Owners Inc.	Marshall Islands	N/A	1381
Drillship Kythnos Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Kythnos Owners Inc.	Marshall Islands	N/A	1381
Drillships Ocean Ventures Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Cunene Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Cubango Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Operations Inc.	Marshall Islands	N/A	1381
Ireland Drilling Crew Inc.	Marshall Islands	N/A	1381
Drillships Financing Holding Inc.	Marshall Islands	N/A	1381
Alley Finance Co.	Marshall Islands	N/A	1381
Algarve Finance Ltd	Marshall Islands	N/A	1381
Ocean Rig Global Chartering Inc.	Marshall Islands	N/A	1381
Drillship Alonissos Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Alonissos Owners Inc.	Marshall Islands	N/A	1381
Ocean Rig Management Inc.	Marshall Islands	N/A	1381
Eastern Med Consultants Inc.	Marshall Islands	N/A	1381
Ocean Rig Spares Inc.	Marshall Islands	N/A	1381
Bluesky Shareholders Inc.	Marshall Islands	N/A	1381
Bluesky Owners Inc.	Marshall Islands	N/A	1381
Ocean Rig Black Sea Cooperatief U.A.	Netherlands	N/A	1381

Exact Name of Registrant as Specified in its Charter	Jurisdiction of Incorporation	IRS Employer I.D. No.	Primary Standard Industrial Classification Code No.
Ocean Rig Black Sea Operations B.V.	Netherlands	N/A	1381
Ocean Rig Drilling Operations Cooperatief U.A.	Netherlands	N/A	1381
Ocean Rig Drilling Operations B.V.	Netherlands	N/A	1381
Ocean Rig Block 33 Brasil Cooperatief U.A.	Netherlands	N/A	1381
Ocean Rig Block 33 Brasil B.V.	Netherlands	N/A	1381
Primelead Limited	Cyprus	N/A	1381
Ocean Rig UDW LLC	Delaware	N/A	1381
Drillships Projects Inc.	Delaware	N/A	1381
Ocean Rig Canada Inc.	Canada	N/A	1381
Ocean Rig North Sea AS	Norway	N/A	1381
Ocean Rig AS	Norway	N/A	1381
Ocean Rig UK Limited	Scotland	N/A	1381
Ocean Rig Limited	Scotland	N/A	1381
Ocean Rig Offshore Management Limited	Jersey	N/A	1381
OR Crewing Limited	Jersey	N/A	1381
OCR Falklands Drilling Inc.	Marshall Islands	N/A	1381
Drillships Ventures Projects Inc.	Delaware	N/A	1381
South Africa Drilling Crew Inc.	Marshall Islands	N/A	1381
Ocean Rig Congo Operations Inc.	Marshall Islands	N/A	1381
OR Global Block Operators Inc.	Marshall Islands	N/A	1381
Drillship Santorini Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Santorini Owners Inc.	Marshall Islands	N/A	1381
Drillship Crete Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Crete Owners Inc.	Marshall Islands	N/A	1381
Drillship Amorgos Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Amorgos Owners Inc.	Marshall Islands	N/A	1381

Explanatory Note
The purpose of this Amendment No. 3 to the Registration Statement on Form F-3 (File No. 333-202829) (the "Registration Statement") is to: 1) include a description of a fundamental change which has occurred since the filing of Amendment No. 2 to the Registration Statement on Form F-3 ("Amendment No. 2") relating to the redomiciliation of the Company from the Republic of the Marshall Islands to the Cayman Islands, on April 14, 2016; 2) remove certain co-registrants which have been dissolved since the filing of Amendment No. 2;  3) incorporate certain information, including the financial statements, from the Company's recently filed Annual Report on Form 20-F, filed with the SEC on March 31, 2016 into the Registration Statement; and 4) update the disclosure in the Registration Statement for the passage of time.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.
SUBJECT TO COMPLETION DATED MAY 5, 2016
Prospectus
OCEAN RIG UDW INC.
Common Shares, Preferred Share Purchase Rights, Preferred Shares,
 Debt Securities, Guarantees, Warrants, Purchase Contracts, Rights and Units
Through this prospectus, we may periodically offer:
(1)            our common shares (including preferred share purchase rights),
(2)            our preferred shares,
(3)            our debt securities, which may be guaranteed by one or more of our subsidiaries,
(4)            our warrants,
(5)            our purchase contracts
(6)            our rights, and
(7)            our units;
The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $2,000,000,000. In addition, the selling shareholders, who will be named in a prospectus supplement, or their donees, pledgees, transferees or other successors in interest may sell in one or more offerings pursuant to this registration statement up to an aggregate of 86,051,001 of our common shares. The prices and terms of the securities that we or any selling shareholders or their donees, pledgees, transferees or other successors in interest will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.  We will not receive any of the proceeds from the sale of securities by any selling shareholders or their donees, pledgees, transferees or other successors in interest.
Our common shares are currently listed on the NASDAQ Global Select Market under the symbol "ORIG."
An investment in our securities involves a high degree of risk. See the section entitled "Risk Factors" beginning on page 6 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2016.

Table of Contents
PROSPECTUS SUMMARY	1
RISK FACTORS	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	32
SHARE HISTORY AND MARKETS	34
RATIO OF EARNINGS TO FIXED CHARGES	35
CAPITALIZATION	36
USE OF PROCEEDS	37
PLAN OF DISTRIBUTION	38
SELLING SHAREHOLDERS	40
ENFORCEMENT OF CIVIL LIABILITIES	41
DESCRIPTION OF CAPITAL STOCK	42
DESCRIPTION OF DEBT SECURITIES	64
DESCRIPTION OF WARRANTS	69
DESCRIPTION OF PURCHASE CONTRACTS	70
DESCRIPTION OF RIGHTS	71
DESCRIPTION OF UNITS	72
EXPENSES	73
LEGAL MATTERS	74
EXPERTS	75
WHERE YOU CAN FIND ADDITIONAL INFORMATION	76

Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to U.S. Dollars, and the financial statements incorporated by reference herein are presented in U.S. dollars and have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. We have a fiscal year end of December 31.  As used throughout this prospectus, the term "selling shareholder" refers to any selling shareholders who are named in a prospectus supplement and their donees, pledgees, transferees and other successors in interest.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell our common shares (including related preferred share purchase rights), preferred shares, debt securities (and related guarantees), warrants, purchase contracts rights and units or any selling shareholder may sell our common shares that are described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. We may file a prospectus supplement in the future that may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.  Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information in the registration statement.  Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.  For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under the section entitled "Where You Can Find Additional Information."
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We, any selling shareholder, and any underwriters have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.
Other than in the United States, no action has been taken by us or any underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

PROSPECTUS SUMMARY
This summary provides an overview of our company and our business. This summary is not complete and does not contain all of the information you should consider before purchasing our securities. You should carefully read all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the sections titled "Risk Factors" and our financial statements and related notes contained herein and therein, before making an investment decision. As used throughout this prospectus, the terms "Company," "Ocean Rig UDW," "we," "our" and "us" refer to Ocean Rig UDW Inc. and its subsidiaries except where the context otherwise requires. For purposes of clarity, in some places in this prospectus, we refer to our company prior to the Redomiciliation (defined below) as "Ocean Rig (Marshall Islands)" and the re-domiciled Cayman Islands entity as "Ocean Rig (Cayman Islands)." "DryShips" refers to DryShips Inc. (NASDAQ: DRYS), a Marshall Islands corporation. Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to U.S. Dollars and the financial statements incorporated by reference herein are presented in U.S. dollars and have been prepared in accordance with U.S. GAAP. References to "real" or "R$" are to the official currency of Brazil, the real.
Our Company
We are an international offshore drilling contractor providing oilfield services for offshore oil and gas exploration, development and production drilling and specializing in the ultra-deepwater and harsh-environment segment of the offshore drilling industry. We seek to utilize our high-specification drilling units to the maximum extent of their technical capability and we believe that we have earned a reputation for operating performance excellence, customer service and safety.
We, through our wholly-owned subsidiaries, currently own and operate two modern, fifth generation harsh weather ultra-deepwater semisubmersible offshore drilling units, the Leiv Eiriksson and the Eirik Raude, four sixth generation advanced capability ultra-deepwater drilling units, the Ocean Rig Corcovado, the Ocean Rig Olympia, the Ocean Rig Poseidon and the Ocean Rig Mykonos, delivered in January 2011, March 2011, July 2011 and September 2011, respectively, four seventh generation drilling units, the Ocean Rig Mylos, the Ocean Rig Skyros, the Ocean Rig Athena and the Ocean Rig Apollo, delivered in August 2013, December 2013, March 2014 and March 2015, respectively by a major shipyard in Korea and the Ocean Rig Paros, the 2011 built sixth generation drilling unit acquired in April 2016. The Ocean Rig Corcovado, the Ocean Rig Olympia, the Ocean Rig Poseidon, the Ocean Rig Mykonos and the Ocean Rig Paros are "sister-ships" constructed to the same high-quality vessel design and specifications and are capable of drilling in water depths of 10,000 feet. The design of our seventh generation drilling units reflects additional enhancements that enable the drilling units to drill in water depths of 12,000 feet. The Ocean Rig Mylos, the Ocean Rig Skyros, the Ocean Rig Athena and the Ocean Rig Apollo are "sister ships" constructed to the same high-quality drilling unit design and specifications. We believe that owning and operating "sister-ships" helps us maintain our cost efficient operations on a global basis through the shared inventory and use of spare parts and the ability of our offshore maritime crews to work seamlessly across all of our drilling units.
In addition, we have contracts to construct three seventh generation drilling units at a major shipyard in Korea, the Ocean Rig Santorini, the Ocean Rig Crete and the Ocean Rig Amorgos. These newbuilding's are scheduled for delivery in 2017, 2018 and 2019, respectively and we are currently in discussions with the shipyard to reschedule our newbuilding construction program. The estimated remaining total construction payments for these drilling units amounted to approximately $1.8 billion in aggregate as of December 31, 2015.
We employ our drilling units primarily on a dayrate basis for periods of between two months and six years to drill wells for our customers, typically major oil companies, integrated oil and gas companies, state-owned national oil companies and independent oil and gas companies.
We believe that our operating drilling units, the Ocean Rig Corcovado, the Ocean Rig Olympia, the Ocean Rig Poseidon, the Ocean Rig Mykonos, the Ocean Rig Mylos, the Ocean Rig Skyros, the Ocean Rig Athena, the Ocean Rig Apollo and the Ocean Rig Paros as well as our three seventh generation drilling units under construction, are among the most technologically advanced drilling units in the world. Among other technological enhancements, our drilling units are equipped with dual activity drilling technology, which involves two drilling systems using a single derrick that permits two drilling-related operations to take place simultaneously. We estimate this technology saves between 15% and 40% in drilling time, depending on the well parameters. Each of our operating drilling units is capable of drilling 40,000 feet at water depths of 10,000 feet and our seventh generation drilling units will have the capacity to drill 40,000 feet at water depths of 12,000 feet.

 Our Fleet
Set forth below is summary information concerning our offshore drilling units as of May 5, 2016.

Drilling Unit	Year Built or Scheduled Delivery/ Generation	Water Depth to the Wellhead (ft)	Drilling Depth to the Oil Field (ft)	Customer	Expected Contract Expiration(1)	Dayrate(4)		Drilling Location
Operating Drilling Units
Leiv Eiriksson	2001/5th	10,000	30,000	Lundin Norway AS	Q4 2016	$145,000		Norway
Ocean Rig Corcovado	2011/6th	10,000	40,000	Petroleo Brasileiro S.A.	Q2 2018	$477,891	(3)	Brazil
Ocean Rig Poseidon	2011/6th	10,000	40,000	ENI Angola S.p.A.	Q2 2017	$537,124		Angola
Ocean Rig Mykonos	2011/6th	10,000	40,000	Petroleo Brasileiro S.A.	Q1 2018	$477,891	(3)	Brazil
Ocean Rig Mylos	2013/7th	12,000	40,000	Repsol Sinopec Brasil S.A.	Q3 2016	$651,310		Brazil
Ocean Rig Skyros	2013/7th	12,000	40,000	Total E&P Angola	Q3 2021	$558,203		Angola
Ocean Rig Athena	2014/7th	12,000	40,000	ConocoPhillips Angola 36&37 Ltd. Conoco Phillips Senegal B.V.	Q2 2017	$706,026		Angola, Senegal
Available for employment(2)
Eirik Raude	2002/5th	10,000	30,000
Ocean Rig Olympia	2011/6th	10,000	40,000
Ocean Rig Paros	2011/6th	10,000	40,000
Ocean Rig Apollo	2015/7th	12,000	40,000

(1)	Not including the exercise of any applicable options to extend the term of the contract and any notification received for the termination of contracts.
(2)	These drilling units are en route to their respective stacking locations and are available for charter.
(3)
Approximately 20% of the dayrates are service fees paid to us in Brazilian Real (R$). The day rate disclosed in this table is based on the May 5, 2016 exchange rate of R$3.55:$1.00. During the first and second quarter of 2015, the Ocean Rig Mykonos and the Ocean Rig Corcovado, respectively, commenced drilling operations under the new awarded contracts, which are extensions of the previous contracts from Petroleo Brasileiro S.A., or Petrobras, for drilling offshore Brazil. The term of each extension is for 1,095 days, excluding reimbursement by Petrobras for contract related equipment upgrades.

(4)	These rates represent the current operating rates applicable under each contract. Depending on the contract, these rates may be escalated.

Newbuilding Drilling Units
We have entered into contracts for the construction of three seventh generation drilling units, scheduled for delivery in 2017, 2018 and 2019, respectively, in connection with which we had made total payments of $333.6 million to a major shipyard in Korea, as of December 31, 2015. We are currently in discussions with the shipyard to reschedule our newbuilding construction program. The estimated total project cost for these drilling units is approximately $2.2 billion.

Employment of Our Fleet
Employment of Our Drilling Units
The Leiv Eiriksson will commence a three-well drilling contract during the third quarter of 2016 with Lundin Norway AS with a minimum duration of 163 days, in Norway at a dayrate of $145,000.
In May 2015, the Ocean Rig Corcovado commenced a three-year extension under the previous contract with Petrobras. The contract includes reimbursement by Petrobras for contract related equipment upgrades. As of May 5, 2016, the dayrate is 477,891, (including service fees of $73,891 based on the contracted rate in Real and the May 5, 2016 exchange rate of R$ 3.55:$1.00).
The Ocean Rig Poseidon commenced a three-year drilling contract with ENI Angola S.p.A., or ENI, in May 2013 for drilling operations offshore Angola at a dayrate as of May 5, 2016 of $537,124. In January 2015, ENI exercised its option to extend the contract for the Ocean Rig Poseidon for a further one year until the second quarter of 2017.
In March 2015, the Ocean Rig Mykonos commenced a three-year extension under the previous contract with Petrobras. The contract includes reimbursement by Petrobras for contract related equipment upgrades. As of May 5, 2016, the dayrate is $477,891, (including service fees of $73,891 based on the contracted rate in Real and the May 5, 2016 exchange rate of R$ 3.55:$1.00).
The Ocean Rig Mylos commenced a three-year drilling contract with Repsol for drilling operations offshore Brazil in August 2013. As of May 5, 2016, the dayrate is $651,310.
In October 2015, the Ocean Rig Skyros commenced its six year contract with Total E&P Angola for drilling operations offshore Angola. As of May 5, 2016, the dayrate is $558,203.
The Ocean Rig Athena commenced a three-year drilling contract with ConocoPhillips for drilling operations offshore Angola in March 2014. As of May 5, 2016, the dayrate is $706,026.
The total contracted backlog under our drilling contracts for our drilling units, including our drilling units, as of May 5, 2016, was $2.5 billion. We calculate our contract backlog by multiplying the contractual dayrate under all of our employment contracts for which we have firm commitments as of May 5, 2016, by the minimum expected number of days committed under such contracts (excluding any options to extend), assuming full earnings efficiency. There can be no assurance that the counterparties to such contracts will fulfill their obligations under the contracts. See the section of this registration statement entitled " Risk Factors—Risks Relating to Our Company—Our future contracted revenue for our fleet of drilling units may not be ultimately realized."
Unless otherwise stated, all references to dayrates included in this prospectus are exclusive of any applicable annual contract revenue adjustments, which generally result in the escalation of the dayrates payable under the drilling contracts.
Management of Our Fleet
Ocean Rig Management Inc., our wholly owned subsidiary, provides supervisory management services including onshore management, to our operating drilling units and drilling units under construction pursuant to separate management agreements entered/to be entered with each of the drilling unit-owning subsidiaries. Under the terms of these management agreements, Ocean Rig Management Inc., through its affiliates is responsible for, among other things, (i) assisting in construction contract technical negotiations, (ii) securing contracts for the future employment of the drilling units, and (iii) providing commercial, technical and operational management for the drilling units.
In addition, we have engaged Cardiff Drilling Inc, a company controlled by our Chairman, President and Chief Executive Officer, Mr. George Economou, to provide us with consulting and other services with respect to the arrangement of employment for, and relating to the purchase and sale of, our drilling units. See "Related Party Transactions—Global Services Agreements" in our Form F-4, declared effective by the Commission on April 14, 2016.

Recent Developments
•	On April 25, 2016, one of our subsidiaries acquired the 6th generation ultra-deepwater drilling unit Cerrado, being sold through an auction, for a purchase price of $65 million. The drillship was built in 2011 to similar design specifications to our existing 6th generation drilling units, and was renamed as the Ocean Rig Paros.
•	On April 5, 2016, our unrestricted subsidiary, Ocean Rig Investments Inc., purchased 56,079,533 shares of our common stock previously held by DryShips Inc. After this transaction, DryShips Inc. no longer holds any equity interest in our company.
The Offshore Drilling Industry
In recent years, the international drilling market has seen an increasing trend towards deep and ultra-deepwater oil and gas exploration. As shallow water resources mature, deep and ultra-deepwater regions are expected to play an increasing role in offshore oil and gas exploration and production. According to industry sources, the industry-wide global ultra-deepwater market has seen rapid development  with dayrates increasing from approximately $180,000 in 2004 to above $600,000 in 2008. The operating units capable of drilling in ultra-deepwater depths of greater than 7,500 feet consist mainly of fifth, sixth and seventh generation units, and also include certain older upgraded units. The in-service fleet as of February 2016 totaled 165 units, and is expected to grow to 221 units upon the scheduled delivery of the current newbuild orderbook by the end of 2020. Historically, an increase in supply has caused a decline in utilization and dayrates until drilling units are absorbed into the market. Accordingly, dayrates have been very cyclical. We believe that the largest undiscovered offshore reserves are mostly located in ultra-deepwater fields and primarily located in the "golden triangle" between West Africa, Brazil and the Gulf of Mexico, as well as in East Africa, Australia and Southeast Asia. The location of these large offshore reserves has resulted in more than 90% of the floating drilling unit, or floater, orderbook being represented by ultra-deepwater units. Furthermore, due to increased focus on technically challenging operations and the inherent risk of developing offshore fields in ultra-deepwater, particularly in light of the Deepwater Horizon accident in the Gulf of Mexico, in which we were not involved, oil companies have already begun to show a preference for modern units more capable of drilling in these challenging environments.
Corporate Structure
Ocean Rig UDW Inc. was incorporated under the laws of the Republic of the Marshall Islands on December 10, 2007, under the name Primelead Shareholders Inc. and currently operates under Cayman Islands law. Primelead Shareholders Inc. was formed for the purpose of acquiring the shares of our predecessor, Ocean Rig ASA, which was incorporated in September 1996 under the laws of Norway. We acquired control of Ocean Rig ASA on May 14, 2008. Prior to the private placement of our common shares in December 2010, we were a wholly-owned subsidiary of DryShips. Our common shares have traded on the NASDAQ Global Select Market since October 6, 2011, under the symbol "ORIG." As of April 5, 2016, DryShips (NASDAQGS: DRYS) no longer owned any common shares in our company after giving effect to the purchase by our unrestricted subsidiary, Ocean Rig Investments Inc., of 56,079,533 shares of our common stock from DryShips as described above under "Recent Developments. On April 14, 2016, we completed our redomiciliation in the Cayman Islands. We refer to this as the "Redomiciliation."

We maintain our principal executive offices at 10 Skopa Street, Tribune House, 2nd Floor, Office 202, CY 1075, Nicosia, Cyprus and our telephone number at that address is +357 22767517. Our website address is www.ocean-rig.com. Information contained on our website does not constitute part of this registration statement.
Risk Factors
We face a number of risks associated with our business and industry and must overcome a variety of challenges to utilize our strengths and implement our business strategy. These risks include, among others, changes in the offshore drilling market, including supply and demand, utilization rates, dayrates, customer drilling programs, and commodity prices; increased costs of compliance with regulations affecting the offshore drilling industry; a downturn in the global economy; hazards inherent in the drilling industry and marine operations resulting in liability for personal injury or loss of life, damage to or destruction of property and equipment, pollution or environmental damage; inability to comply with loan covenants; inability to finance shipyard and other capital projects; and inability to successfully employ our drilling units.
This is not a comprehensive list of risks to which we are subject, and you should carefully consider all the information in this prospectus and in any prospectus supplement before investing in the securities offered by this prospectus. In particular, we urge you to carefully consider the risk factors set forth in the section of this prospectus entitled "Risk Factors" beginning on page 5.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks set forth below and in any documents incorporated by reference. In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in the securities offered by this prospectus. You should also carefully consider the risks described in any future documents incorporated by reference herein, before making an investment in our securities. Please see the section of this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference." The occurrence of one or more of these risks could materially and adversely impact our business, financial condition or results of operations.
Risks Relating to the Change in Our Place of Incorporation
Currently, your rights as a shareholder of Ocean Rig arise under Cayman Islands law as well as our existing amended and restated articles of incorporation and by-laws which we carried over from the Republic of the Marshall Islands. We are required to adopt new constitutional documents in accordance with Cayman Islands law within ninety days of the effectiveness of the Redomiciliation.
As of the effective date of our Redomiciliation, April 14, 2016, the rights of our stockholders arise under Cayman Islands law. Although we currently retain our existing amended and restated articles of incorporation and bylaws, they are governed by Cayman Islands law. We will adopt new memorandum and articles of association in accordance with Cayman Islands law within ninety days after the effectiveness of the Redomiciliation. Those new constitutional documents and Cayman Islands law contain provisions that differ in some respects from those in our current constitutional documents and, therefore, some of your rights as a shareholder of Ocean Rig (Cayman Islands) could differ materially from the rights you possessed as a shareholder of Ocean Rig (Marshall Islands). The new memorandum and articles of association will be substantially the same as our current constitutional documents subject to changes to conform to the Companies Law. See "Description of Our Common Stock—Comparison of the Republic of the Marshall Islands and Cayman Islands Corporate Law" where we describe material provisions under the law of the Republic of the Marshall Islands and the law of the Cayman Islands relating to your rights as a shareholder. The form of new amended and restated memorandum and articles of association of Ocean Rig (Cayman Islands) expected to be adopted within ninety days after the effectiveness of the Redomiciliation is filed as Exhibit 3.4 to the our registration statement on Form F-4, filed with the SEC on March 16, 2016.
Risks Relating to Our Industry
Our business depends on the level of activity in the offshore oil and gas industry, which is significantly affected by, among other things, volatile oil and gas prices and may be materially and adversely affected by a decline in the offshore oil and gas industry.
The offshore contract drilling industry is cyclical and volatile. Our business depends on the level of activity in oil and gas exploration, development and production in offshore areas worldwide. The availability of quality drilling prospects, exploration success, relative production costs, the stage of reservoir development and political and regulatory environments affect customers' drilling programs. Oil and gas prices and market expectations of potential changes in these prices also significantly affect this level of activity and demand for drilling units.
Oil and gas prices are extremely volatile and are affected by numerous factors beyond our control, including the following:
•	worldwide production and demand for oil and gas and any geographical dislocations in supply and demand;
•	the cost of exploring for, developing, producing and delivering oil and gas;
•	expectations regarding future energy prices;

•	advances in exploration, development and production technology;
•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain levels and pricing;
•	the level of production in non-OPEC countries;
•	government regulations;
•	local and international political, economic and weather conditions;
•	domestic and foreign tax policies;
•	development and exploitation of alternative fuels;
•	the policies of various governments regarding exploration and development of their oil and gas reserves; and
•	the worldwide military and political environment, including uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities, insurrection or other crises in the Middle East or other geographic areas or further acts of terrorism in the United States, or elsewhere.
In addition to oil and gas prices, the offshore drilling industry is influenced by additional factors, including:
•	the availability of competing offshore drilling vessels and the level of newbuilding activity for drilling vessels;
•	the level of costs for associated offshore oilfield and construction services;
•	oil and gas transportation costs;
•	the discovery of new oil and gas reserves;
•	the cost of non-conventional hydrocarbons, such as the exploitation of oil sands; and
•	regulatory restrictions on offshore drilling.
Any of these factors could reduce demand for our services and adversely affect our business and results of operations.
The current downturn in activity in the oil and gas drilling industry has had and is likely to continue to have an adverse impact on our business and results of operations.
The oil and gas drilling industry is currently in a downcycle. Crude oil prices have fallen during the past year. The price of crude oil has fallen from over $100 per barrel in March 2014, to approximately $40 per barrel in March 2016. The significant decrease in oil and natural gas prices is expected to continue to reduce many of our customers' demand for our services in 2016. In fact, in response to the recent decrease in the prices of oil and gas, a number of our oil and gas company customers have announced decreases in budgeted expenditures for offshore drilling. Declines in capital spending levels, coupled with additional newbuild supply, have and are likely to continue to put significant pressure on dayrates and utilization. The decline and the perceived risk of a further decline in oil and/or gas prices could cause oil and gas companies to further reduce their overall level of activity or spending, in which case demand for our services may further decline and revenues may continue to be adversely affected through lower drilling unit utilization and/or lower dayrates.

Historically, when drilling activity and spending decline, utilization and dayrates also decline and drilling has been reduced or discontinued, resulting in an oversupply of drilling units. The recent oversupply of drilling units will be exacerbated by the entry of newbuild drilling units into the market. The supply of available uncontracted units has and is likely to further intensify price competition as scheduled delivery dates occur and additional contracts terminate without renewal and lead to a reduction in dayrates as the active fleet grows.

In general, drilling unit owners are bidding for available work extremely competitively with a focus on utilization over returns, which has and will likely continue to drive rates down to or below cash breakeven levels. To maintain the continued employment of our units, we may also accept contracts at lower dayrates or on less favorable terms due to market conditions. In addition, customers have and may in the future request renegotiation of existing contracts to lower dayrates. In an over-supplied market, we may have limited bargaining power to renegotiate on more favorable terms. Lower utilization and dayrates have and will adversely affect our revenues and profitability.
In the current environment our customers may seek to cancel or renegotiate our contracts for various reasons, including adverse conditions, resulting in lower dayrates. During 2016, three of our clients have decided to terminate the drilling contracts for the three of our operating units, the Eirik Raude, the Ocean Rig Olympia and the Ocean Rig Apollo. The effects of the downcycle may have other impacts on our business as well. In addition, if the market value of our drilling units decreases, and we sell any drilling unit at a time when prices for drilling units have fallen, such a sale may result in a loss, which would negatively affect our results of operations.
Prolonged periods of low dayrates, the possible termination or loss of contracts and reduced values of our drilling units could negatively impact our ability to comply with certain financial covenants under the terms of our debt agreements. Our ability to comply with these restrictions and covenants, including meeting financial ratios and tests, is dependent on our future performance and may be affected by events beyond our control. If a default occurs under these agreements, lenders could terminate their commitments to lend or in some circumstances accelerate the outstanding loans and declare all amounts borrowed due and payable. In addition, our existing debt agreements contain cross-default provisions. In the event of a default by us under one of our debt agreements, the lenders under our other existing debt agreements could determine that we are in default under our other financing agreements. This could lead to an acceleration and enforcement of such agreements by our lenders.
We cannot predict the future level of demand for our services or future conditions of the oil and gas industry. Any decrease in exploration, development or production expenditures by oil and gas companies could reduce our revenues and materially harm our business and results of operations. There can be no assurance that the current demand for drilling units will not further decline in future periods. The continued or future decline in demand for drilling units would adversely affect our financial position, operating results and cash flows.
Continuation of the recent worldwide economic downturn could have a material adverse effect on our revenue, profitability and financial position.
Although there are signs that the economic recession has abated in many countries, there is still considerable instability in the world economy, due in part to uncertainty related to continuing discussions in the United States regarding the federal debt ceiling and in the economies of Eurozone countries, and most recently in China. Further decrease in global economic activity would likely reduce worldwide demand for energy and result in an extended period of lower crude oil and natural gas prices. In addition, continued hostilities and insurrections in the Middle East and North Africa and the occurrence or threat of terrorist attacks against the United States or other countries could adversely affect the economies of the United States and of other countries. Any prolonged reduction in crude oil and natural gas prices would depress the levels of exploration, development and production activity. Moreover, even during periods of high commodity prices, customers may cancel or curtail their drilling programs, or reduce their levels of capital expenditures for exploration and production for a variety of reasons, including their lack of success in exploration efforts. These factors could cause our revenues and margins to decline, decrease daily rates and utilization of our drilling units and limit our future growth prospects. Any significant decrease in daily rates or utilization of our drilling units could materially reduce our revenues and profitability. In addition, any instability in the financial and insurance markets, as experienced in the recent financial and credit crisis, could make it more difficult for us to access capital and to obtain insurance coverage that we consider adequate or is otherwise required by our drilling contracts. An extended period of deterioration in outlook for the world economy could reduce the overall demand for our services and could also adversely affect our ability to obtain financing on terms acceptable to us or at all.

The current state of global financial markets and current economic conditions may adversely impact our ability to obtain additional financing on acceptable terms, which may hinder or prevent us from expanding our business.
Global financial markets and economic conditions have been, and continue to be, volatile. Recently, the debt and equity capital markets have been severely distressed. These issues, along with significant write-offs in the financial services sector, the re-pricing of credit risk and the current weak economic conditions, have made, and will likely continue to make, it difficult to obtain additional financing. The current state of global financial markets and current economic conditions might adversely impact our ability to issue additional equity at prices which will not be dilutive to our existing shareholders or preclude us from issuing equity at all.
Also, as a result of concerns about the stability of financial markets generally and the solvency of counterparties specifically, the cost of obtaining money from the credit markets has increased as many lenders have increased interest rates, enacted tighter lending standards, refused to refinance existing debt at all or on terms similar to current debt and reduced, and in some cases ceased, to provide funding to borrowers. Due to these factors, we cannot be certain that additional financing will be available if needed and to the extent required, on acceptable terms or at all. If additional financing is not available when needed, or is available only on unfavorable terms, we may be unable to meet our obligations as they come due or we may be unable to enhance our existing business, complete additional drilling unit acquisitions or otherwise take advantage of business opportunities as they arise.
The offshore drilling industry is highly competitive with intense price competition and, as a result, we may be unable to compete successfully with other providers of contract drilling services that have greater resources than we have.
The offshore contract drilling industry is highly competitive with several industry participants, none of which has a dominant market share, and is characterized by high capital and maintenance requirements. Drilling contracts are traditionally awarded on a competitive bid basis. Price competition is often the primary factor in determining which qualified contractor is awarded the drilling contract, although drilling unit availability, location and suitability, the quality and technical capability of service and equipment, reputation and industry standing are key factors which are considered. Mergers among oil and natural gas exploration and production companies have reduced, and may from time to time further reduce the number of available customers, which would increase the ability of potential customers to achieve pricing terms favorable to them.
Many of our competitors are significantly larger than we are and have more diverse drilling assets and significantly greater financial and other resources than we have. In addition, because of our relatively small fleet, we may be unable to take advantage of economies of scale to the same extent as some of our larger competitors. Given the high capital requirements that are inherent in the offshore drilling industry, we may also be unable to invest in new technologies or expand in the future as may be necessary for us to succeed in this industry, while our larger competitors with superior financial resources, and in many cases less leverage than we have, may be able to respond more rapidly to changing market demands and compete more efficiently on price for drilling unit employment. We may not be able to maintain our competitive position, and we believe that competition for contracts will continue to be intense in the future. Our inability to compete successfully may reduce our revenues and profitability.
An over-supply of drilling units may lead to a reduction in dayrates and therefore may materially impact our profitability.
During the recent period of high utilization and high dayrates, industry participants have increased the supply of drilling units by ordering the construction of new drilling units. Historically, this has resulted in an over-supply of drilling units and has caused a subsequent decline in utilization and dayrates when the drilling units enter the market, sometimes for extended periods of time until the units have been absorbed into the active fleet. According to industry sources, the worldwide fleet of ultra-deepwater drilling units as of February 2016 consisted of 165 units, comprised of 62 semi-submersible rigs and 103 drillships. An additional 13 semi-submersible rigs and 43 drillships were under construction or on order as of February 2016, which would bring the total fleet to 221 drilling units by the end of 2020. A relatively large number of the drilling units currently under construction have been contracted for future work, which may intensify price competition as scheduled delivery dates occur. The entry into service of these new, upgraded or reactivated drilling units will increase supply and has already led to a reduction in dayrates as drilling units are absorbed into the active fleet. In addition, the new construction of high-specification drilling units, as well as changes in our competitors' drilling unit fleets, could require us to make material additional capital investments to keep our fleet competitive. Lower utilization and dayrates could adversely affect our revenues and profitability. Prolonged periods of low utilization and dayrates could also result in the recognition of impairment charges on our drilling units if future cash flow estimates, based upon information available to management at the time, indicate that the carrying value of these drilling units may not be recoverable.

Consolidation of suppliers may increase the cost of obtaining supplies, which may have a material adverse effect on our results of operations and financial condition.
We rely on certain third parties to provide supplies and services necessary for our operations, including, but not limited to, drilling equipment suppliers and catering and machinery suppliers. Recent mergers have reduced the number of available suppliers, resulting in fewer alternatives for sourcing key supplies. Such consolidation, combined with a high volume of drilling units under construction, may result in a shortage of supplies and services, thereby increasing the cost of supplies and/or potentially inhibiting the ability of suppliers to deliver on time, or at all. These cost increases, delays or unavailability could have a material adverse effect on our results of operations and result in drilling unit downtime and delays in the repair and maintenance of our drilling units.
Our international operations involve additional risks, which could adversely affect our business.
We operate in various regions throughout the world. Our drilling units, the Ocean Rig Corcovado, the Ocean Rig Mylos and the Ocean Rig Mykonos, are operating offshore Brazil, the Ocean Rig Athena is operating offshore Senegal, the Ocean Rig Poseidon and the Ocean Rig Skyros are operating offshore Angola and the Leiv Eiriksson will commence drilling operations offshore Norway. Our drilling units, the Eirik Raude, the Ocean Rig Olympia, the Ocean Rig Apollo and the Ocean Rig Paros are currently en route to their respective stacking locations.
In the past, our drilling units have operated in the Gulf of Mexico and offshore Canada, Norway, the United Kingdom, Ghana, West Africa, the Ivory Coast, offshore Greenland, West Africa, Turkey, Ireland, west of the Shetland Islands, the Falkland Islands, Norway, in the North Sea, and Angola. As a result of our international operations, we may be exposed to political and other uncertainties, including risks of:
•	terrorist and environmental activist acts, armed hostilities, war and civil disturbances;
•	acts of piracy, which have historically affected ocean-going vessels trading in regions of the world such as the South China Sea and in the Gulf of Aden off the coast of Somalia and which have generally increased significantly in frequency since 2008, particularly in the Gulf of Aden and off the west coast of Africa;
•	significant governmental influence over many aspects of local economies;
•	seizure, nationalization or expropriation of property or equipment;
•	repudiation, nullification, modification or renegotiation of contracts;
•	limitations on insurance coverage, such as war risk coverage, in certain areas;
•	political unrest;
•	foreign and U.S. monetary policy, government debt downgrades and potential defaults and foreign currency fluctuations and devaluations;
•	the inability to repatriate income or capital;
•	complications associated with repairing and replacing equipment in remote locations;
•	import-export quotas, wage and price controls, imposition of trade barriers;
•	regulatory or financial requirements to comply with foreign bureaucratic actions;
•	changing taxation policies, including confiscatory taxation;
•	other forms of government regulation and economic conditions that are beyond our control; and
•	governmental corruption.

In addition, international contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to:
•	the equipping and operation of drilling units;
•	repatriation of foreign earnings;
•	oil and gas exploration and development;
•	taxation of offshore earnings and earnings of expatriate personnel; and
•	use and compensation of local employees and suppliers by foreign contractors.
Some foreign governments favor or effectively require (i) the awarding of drilling contracts to local contractors or to drilling units owned by their own citizens, (ii) the use of a local agent or (iii) foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect our ability to compete in those regions. It is difficult to predict what governmental regulations may be enacted in the future that could adversely affect the international drilling industry. The actions of foreign governments, including initiatives by OPEC, may adversely affect our ability to compete. Failure to comply with applicable laws and regulations, including those relating to sanctions and export restrictions, may subject us to criminal sanctions or civil remedies, including fines, denial of export privileges, injunctions or seizures of assets.
Our business and operations involve numerous operating hazards.
Our operations are subject to hazards inherent in the drilling industry, such as blowouts, reservoir damage, loss of production, loss of well control, lost or stuck drill strings, equipment defects, punch throughs, craterings, fires, explosions and pollution, including spills similar to the events on April 20, 2010 related to the Deepwater Horizon, in which we were not involved. Contract drilling and well servicing require the use of heavy equipment and exposure to hazardous conditions, which may subject us to liability claims by employees, customers and third parties. These hazards can cause personal injury or loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage, claims by third parties or customers and suspension of operations. Our offshore fleet is also subject to hazards inherent in marine operations, either while on-site or during mobilization, such as capsizing, sinking, grounding, collision, damage from severe weather and marine life infestations. Operations may also be suspended because of machinery breakdowns, abnormal drilling conditions, personnel shortages or failure of subcontractors to perform or supply goods or services.
Damage to the environment could also result from our operations, particularly through spillage of fuel, lubricants or other chemicals and substances used in drilling operations, leaks and blowouts or extensive uncontrolled fires. We may also be subject to property, environmental and other damage claims by oil and gas companies. Our insurance policies and contractual indemnity rights with our customers may not adequately cover losses, and we do not have insurance coverage or rights to indemnity for all the risks to which we are exposed. Consistent with standard industry practice, our customers generally assume, and indemnify us against, well control and subsurface risks under dayrate drilling contracts, including pollution damage in connection with reservoir fluids stemming from operations under the contract, damage to the well or reservoir, loss of subsurface oil and gas and the cost of bringing the well under control. We generally indemnify our customers against pollution from substances in our control that originate from the drilling unit (e.g., diesel used onboard the unit or other fluids stored onboard the unit and above the water surface). However, our drilling contracts are individually negotiated, and the degree of indemnification we receive from the customer against the liabilities discussed above can vary from contract to contract, based on market conditions and customer requirements existing when the contract was negotiated. Notwithstanding a contractual indemnity from a customer, there can be no assurance that our customers will be financially able to indemnify us or will otherwise honor their contractual indemnity obligations. We maintain insurance coverage for property damage, occupational injury and illness, and general and marine third-party liabilities. However, pollution and environmental risks generally are not totally insurable. Furthermore, we have no insurance coverage for named storms in the Gulf of Mexico and while trading within war risks excluded areas.

The Deepwater Horizon oil spill in the Gulf of Mexico may result in more stringent laws and regulations governing deepwater drilling, which could have a material adverse effect on our business, operating results or financial condition.
On April 20, 2010, there was an explosion and a related fire on the Deepwater Horizon, an ultra-deepwater semi-submersible drilling unit that is not connected to us, while it was servicing the Macondo well in the Gulf of Mexico. This catastrophic event resulted in the death of 11 workers and the total loss of that drilling unit, as well as the release of large amounts of oil into the Gulf of Mexico, severely impacting the environment and the region's key industries. This event is being investigated by several federal agencies, including the U.S. Department of Justice, and by the U.S. Congress, and is also the subject of numerous lawsuits. On January 11, 2011, the National Commission on the BP Deepwater Horizon Oil Spill and Offshore Drilling released its final report, with recommendations for new regulations.
We do not currently operate our drilling units in these regions, but we may do so in the future. In any event, changes to leasing and drilling activity requirements as a result of the Deepwater Horizon incident could have a substantial impact on the offshore oil and gas industry worldwide. All drilling activity in the U.S. Gulf of Mexico must be in compliance with enhanced safety requirements contained in the Notice to Lessees 2015-N01. Effective October 22, 2012 all drilling in the U.S. Gulf of Mexico must also comply with the Final Drilling Safety Rule as adopted on August 15, 2012, which enhances safety measures for energy development on the outer continental shelf. All drilling must also comply with the Workplace Safety Rule on Safety and Environmental Management Systems. Also the Bureau of Ocean Energy Management, or BOEM, proposed a rule increasing the limits of liability of damages for offshore facilities under OPA based on inflation which became effective in January 2015. In April 2015, it was announced that new regulations are expected to be imposed in the United States regarding offshore oil and gas drilling. In December 2015 the Bureau of Safety and Environmental Enforcement, or BSEE, announced a new pilot inspection program for offshore facilities. We continue to evaluate these requirements to ensure that our drilling units and equipment are in full compliance, where applicable. Additional requirements could be forthcoming based on further recommendations by regulatory agencies investigating the Macondo well incident.
We are not able to predict the extent of future leasing plans or the likelihood, nature or extent of additional rulemaking. Nor are we able to predict when the "BOEM" will enter into leases with our customers or when the BSEE will issue drilling permits to our customers. We are not able to predict the future impact of these events on our operations. The current and future regulatory environment in the Gulf of Mexico could impact the demand for drilling units in the Gulf of Mexico in terms of overall number of drilling units in operations and the technical specification required for offshore drilling units to operate in the Gulf of Mexico. It is possible that short-term potential migration of drilling units from the Gulf of Mexico could adversely impact dayrates levels and fleet utilization in other regions. In addition, insurance costs across the industry have increased as a result of the Macondo well incident and certain insurance coverage has become more costly, less available, and not available at all from certain insurance companies.

Our insurance coverage may not adequately protect us from certain operational risks inherent in the drilling industry.
Our insurance is intended to cover normal risks in our current operations, including insurance against property damage, occupational injury and illness, loss of hire, certain war risks and third-party liability, including pollution liability. For example, the amount of risk we are subject to might increase regarding occupational injuries because on January 12, 2012, the U.S. Supreme Court ruled that the Longshore and Harbor Worker's Compensation Act, whose provisions are incorporated into the U.S. Outer Continental Shelf Lands Act could cover occupational injuries.
Insurance coverage may not, under certain circumstances, be available, and if available, may not provide sufficient funds to protect us from all losses and liabilities that could result from our operations. We have also obtained loss of hire insurance which becomes effective after 45 days of downtime with coverage that extends for approximately one year. This loss of hire insurance is recoverable only if there is physical damage to the drilling unit or equipment which is caused by a peril against which we are insured. The principal risks which may not be insurable are various environmental liabilities and liabilities resulting from reservoir damage caused by our gross negligence. Moreover, our insurance provides for premium adjustments based on claims and is subject to deductibles and aggregate recovery limits. In the case of pollution liabilities, our deductible is $10,000 per event and $250,000 for protection and indemnity claims brought before any U.S. jurisdiction. Our aggregate recovery limit is $500.0 million for all claims arising out of any event covered by our protection and indemnity insurance. Our deductible is $1.5 million per hull and machinery insurance claim. In addition, insurance policies which are extended to cover physical damage claims due to a named windstorm in the Gulf of Mexico generally require additional premium and impose strict recovery limits. Our insurance coverage may not protect fully against losses resulting from a required cessation of drilling unit operations for environmental or other reasons. Insurance may not be available to us at all or on terms acceptable to us, we may not maintain insurance or, if we are so insured, our policy may not be adequate to cover our loss or liability in all cases. The occurrence of a casualty, loss or liability against, which we may not be fully insured against, could significantly reduce our revenues, make it financially impossible for us to obtain a replacement drilling unit or to repair a damaged drilling unit, cause us to pay fines or damages which are generally not insurable and that may have priority over the payment obligations under our indebtedness or otherwise impair our ability to meet our obligations under our indebtedness and to operate profitably.

If we enter into drilling contracts or engage in certain other activities with countries or government-controlled entities or customers associated with countries that are subject to restrictions imposed by the U.S. government, or engage in certain other activities, including entering into drilling contracts with individuals or entities in such countries that are not controlled by their governments or engaging in operations associated with such countries or entities pursuant to contracts with third parties unrelated to those countries or entities, our ability to conduct our business and access U.S. capital markets and our reputation and the market for our securities could be adversely affected.
Although none of our drilling units have operated during the year ending December 31, 2015 in countries subject to sanctions and embargoes imposed by the U.S. government and other authorities or countries identified by the U.S. government or other authorities as state sponsors of terrorism, including Iran, Sudan and Syria, in the future our drilling units may operate in these countries from time to time on our customers' instructions. The U.S. sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time. In 2010, the U.S. enacted the Comprehensive Iran Sanctions Accountability and Divestment Act, or CISADA, which amended the Iran Sanctions Act. Among other things, CISADA introduced limits on the ability of companies and persons to do business or trade with Iran when such activities relate to the investment, supply or export of refined petroleum or petroleum products. In 2012, President Obama signed Executive Order 13608 which prohibits foreign persons from violating or attempting to violate, or causing a violation of any sanctions in effect against Iran or facilitating any deceptive transactions for or on behalf of any person subject to U.S. sanctions. Any persons found to be in violation of Executive Order 13608 will be deemed a foreign sanctions evader and will be banned from all contacts with the United States, including conducting business in U.S. dollars. Also in 2012, President Obama signed into law the Iran Threat Reduction and Syria Human Rights Act of 2012, or the Iran Threat Reduction Act, which created new sanctions and strengthened existing sanctions. Among other things, the Iran Threat Reduction Act intensifies existing sanctions regarding the provision of goods, services, infrastructure or technology to Iran's petroleum or petrochemical sector. The Iran Threat Reduction Act also includes a provision requiring the President of the United States to impose five or more sanctions from Section 6(a) of the Iran Sanctions Act, as amended, on a person the President determines is a controlling beneficial owner of, or otherwise owns, operates, or controls or insures a vessel that was used to transport crude oil from Iran to another country and (1) if the person is a controlling beneficial owner of the vessel, the person had actual knowledge the vessel was so used or (2) if the person otherwise owns, operates, or controls, or insures the vessel, the person knew or should have known the vessel was so used. Such a person could be subject to a variety of sanctions, including exclusion from U.S. capital markets, exclusion from financial transactions subject to U.S. jurisdiction, and exclusion of that person's vessels from U.S. ports for up to two years.
On July 14, 2015, the P5+1 and the EU announced that they reached a landmark agreement with Iran titled the Joint Comprehensive Plan of Action Regarding the Islamic Republic of Iran's Nuclear Program (the "JCPOA"), which is intended to significantly restrict Iran's ability to develop and produce nuclear weapons for 10 years while simultaneously easing sanctions directed toward non-U.S. persons for conduct involving Iran, but taking place outside of U.S. jurisdiction and does not involve U.S. persons. On January 16, 2016 ("Implementation Day"), the United States joined the EU and the UN in lifting a significant number of their nuclear-related sanctions on Iran following an announcement by the International Atomic Energy Agency ("IAEA") that Iran had satisfied its respective obligations under the JCPOA.
U.S. sanctions prohibiting certain conduct that is now permitted under the JCPOA have not actually been repealed or permanently terminated at this time. Rather, the U.S. government has implemented changes to the sanctions regime by: (1) issuing waivers of certain statutory sanctions provisions; (2) committing to refrain from exercising certain discretionary sanctions authorities; (3) removing certain individuals and entities from OFAC's sanctions lists; and (4) revoking certain Executive Orders and specified sections of Executive Orders. These sanctions will not be permanently "lifted" until the earlier of "Transition Day," set to occur on October 20, 2023, or upon a report from the IAEA stating that all nuclear material in Iran is being used for peaceful activities.
Although we believe that we are in compliance with all applicable sanctions and embargo laws and regulations, and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations. Any such violation could result in fines, penalties or other sanctions that could severely impact our ability to access U.S. capital markets and conduct our business, and could result in some investors deciding, or being required, to divest their interest, or not to invest, in us. In addition, certain institutional investors may have investment policies or restrictions that prevent them from holding securities of companies that have contracts with countries identified by the U.S. government as state sponsors of terrorism. The determination by these investors not to invest in, or to divest from, our common stock may adversely affect the price at which our common stock trades. Moreover, our customers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our drilling units, and those violations could in turn negatively affect our reputation. In addition, our reputation and the market for our securities may be adversely affected if we engage in certain other activities, such as entering into drilling contracts with individuals or entities in countries subject to U.S. sanctions and embargo laws that are not controlled by the governments of those countries, or engaging in operations associated with those countries pursuant to contracts with third parties that are unrelated to those countries or entities controlled by their governments. Investor perception of the value of our common stock may be adversely affected by the consequences of war, the effects of terrorism, civil unrest and governmental actions in these and surrounding countries.

The instability of the euro or the inability of Eurozone countries to refinance their debts could have a material adverse effect on our ability to fund our future capital expenditures or refinance our debt.
As a result of the credit crisis in Europe, in particular in Greece, Italy, Ireland, Portugal and Spain, the European Commission created the European Financial Stability Facility, or the EFSF, and the European Financial Stability Mechanism, or the EFSM, to provide funding to Eurozone countries in financial difficulties that seek such support. In March 2011, the European Council agreed on the need for Eurozone countries to establish a permanent stability mechanism, the European Stability Mechanism, or the ESM, which was activated by mutual agreement in 2013, and assumed the role of the EFSF and the EFSM in providing external financial assistance to Eurozone countries.
Despite these measures, concerns persist regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations and the overall stability of the euro. An extended period of adverse development in the outlook for European countries could make it difficult for current or potential lenders in the Eurozone to provide new loan facilities we may need to fund our future capital expenditures.
Governmental laws and regulations, including environmental laws and regulations, may add to our costs or limit our drilling activity.
Our business is affected by laws and regulations relating to the energy industry and the environment in the geographic areas where we operate. The offshore drilling industry is dependent on demand for services from the oil and gas exploration and production industry, and, accordingly, we are directly affected by the adoption of laws and regulations that, for economic, environmental or other policy reasons, curtail exploration and development drilling for oil and gas. We may be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may, in the future, add significantly to our operating costs or significantly limit drilling activity. Our ability to compete in international contract drilling markets may be limited by foreign governmental regulations that favor or require the awarding of contracts to local contractors or by regulations requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. Governments in some countries are increasingly active in regulating and controlling the ownership of concessions, the exploration for oil and gas, and other aspects of the oil and gas industries. Offshore drilling in certain areas has been curtailed and, in certain cases, prohibited because of concerns over protection of the environment. Operations in less developed countries can be subject to legal systems that are not as mature or predictable as those in more developed countries, which can lead to greater uncertainty in legal matters and proceedings.
To the extent new laws are enacted or other governmental actions are taken that prohibit or restrict offshore drilling or impose additional environmental protection requirements that result in increased costs to the oil and gas industry, in general, or the offshore drilling industry, in particular, our business or prospects could be materially adversely affected. The operation of our drilling units will require certain governmental approvals, the number and prerequisites of which cannot be determined until we identify the jurisdictions in which we will operate on securing contracts for the drilling units. Depending on the jurisdiction, these governmental approvals may involve public hearings and conditions that result in costly undertakings on our part. We may not obtain such approvals or such approvals may not be obtained in a timely manner. If we fail to timely secure the necessary approvals or permits, our customers may have the right to terminate or seek to renegotiate their drilling contracts to our detriment. The amendment or modification of existing laws and regulations or the adoption of new laws and regulations curtailing or further regulating exploratory or development drilling and production of oil and gas could have a material adverse effect on our business, operating results or financial condition. Future earnings may be negatively affected by compliance with any such new legislation or regulations.

We are subject to complex laws and regulations, including environmental laws and regulations that can adversely affect the cost, manner or feasibility of doing business.
Our operations are subject to numerous laws and regulations in the form of international conventions and treaties, national, state and local laws and national and international regulations in force in the jurisdictions in which our vessels operate or are registered, which can significantly affect the ownership and operation of our drilling units. These regulations include, but are not limited to, the International Maritime Organization, or IMO, International Convention for the Prevention of Pollution from Ships of 1973, as from time to time amended and generally referred to as MARPOL, including designation of Emission Control Areas, or ECAs, thereunder, the IMO International Convention on Civil Liability for Oil Pollution Damage of 1969, as from time to time amended and generally referred to as CLC, the International Convention on Civil Liability for Bunker Oil Pollution Damage, or Bunker Convention, the IMO International Convention for the Safety of Life at Sea of 1974, as from time to time amended and generally referred to as SOLAS, the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention, or ISM Code, the IMO International Convention on Load Lines of 1966, as from time to time amended, the International Convention for the Control and Management of Ships' Ballast Water and Sediments in February 2004, or the BWM Convention, the U.S. Oil Pollution Act of 1990, or OPA, requirements of the U.S. Coast Guard, or USCG, and the U.S. Environmental Protection Agency, or EPA, the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, the U.S. Clean Water Act, the U.S. Clean Air Act, the U.S. Outer Continental Shelf Lands Act, the U.S. Maritime Transportation Security Act of 2002, or the MTSA, European Union regulations, and Brazil's National Environmental Policy Law (6938/81), Environmental Crimes Law (9605/98) and Law (9966/2000) relating to pollution in Brazilian waters.

Compliance with such laws, regulations and standards, where applicable, may require installation of costly equipment or operational changes and may affect the resale value or useful lives of our vessels. Moreover, the manner in which these laws are enforced and interpreted is constantly evolving. We may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to air emissions, including greenhouse gases, the management of ballast waters, maintenance and inspection, development and implementation of emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. These costs could have a material adverse effect on our business, results of operations, cash flows and financial condition. A failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of our operations. Environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault. Under OPA, for example, owners, operators and bareboat charterers are jointly and severally strictly liable for the discharge of oil in U.S. waters, including the 200-nautical mile exclusive economic zone around the United States. An oil spill could result in significant liability, including fines, penalties and criminal liability and remediation costs for natural resource damages under other international and U.S. federal, state and local laws, as well as third-party damages. We are required to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills and other pollution incidents and our insurance may not be sufficient to cover all such risks. As a result, claims against us could result in a material adverse effect on our business, results of operations, cash flows and financial condition.
Although our drilling units are separately owned by our subsidiaries, under certain circumstances a parent company and all of the ship-owning affiliates in a group under common control engaged in a joint venture could be held liable for damages or debts owed by one of the affiliates, including liabilities for oil spills under OPA or other environmental laws. Therefore, it is possible that we could be subject to liability upon a judgment against us or any one of our subsidiaries.
Our drilling units could cause the release of oil or hazardous substances, especially as our drilling units age. Any releases may be large in quantity, above our permitted limits or occur in protected or sensitive areas where public interest groups or governmental authorities have special interests. Any releases of oil or hazardous substances could result in fines and other costs to us, such as costs to upgrade our drilling units, clean up the releases, and comply with more stringent requirements in our discharge permits. Moreover, these releases may result in our customers or governmental authorities suspending or terminating our operations in the affected area, which could have a material adverse effect on our business, results of operation and financial condition.
If we are able to obtain from our customers some degree of contractual indemnification against pollution and environmental damages in our contracts, such indemnification may not be enforceable in all instances or the customer may not be financially able to comply with its indemnity obligations in all cases. In addition, we may not be able to obtain such indemnification agreements in the future.
Our insurance coverage may not be available in the future or we may not obtain certain insurance coverage. If it is available and we have the coverage, it may not be adequate to cover our liabilities. Any of these scenarios could have a material adverse effect on our business, operating results and financial condition.
Regulation of greenhouse gases and climate change could have a negative impact on our business.
Currently, emissions of greenhouse gases from ships involved in international transport are not subject to the Kyoto Protocol to the United Nations Framework Convention on Climate Change, which entered into force in 2005 and pursuant to which adopting countries have been required to implement national programs to reduce greenhouse gas emissions. The 2015 United Nations Convention of Climate Change Conference in Paris did not result in an agreement that directly limited greenhouse gas emissions from ships. As of January 1, 2013, all ships (including drilling units) must comply with mandatory requirements adopted by the MEPC in July 2011 relating to greenhouse gas emissions. Currently operating ships are now required to develop and implement the Ship Energy Efficiency Management Plans, or SEEMPs, and the new ships to be designed in compliance with minimum energy efficiency levels per capacity mile as defined by the Energy Efficiency Design Index, or EEDI. These requirements could cause us to incur additional compliance costs. The IMO is also considering the implementation of market-based mechanisms to reduce greenhouse gas emissions from ships. In April 2015, a regulation was adopted requiring that large ships (over 5,00 gross tons) calling at European Union, or EU, ports from January 2018 collect and publish data on carbon dioxide emissions and other information. In the United States, the EPA has issued a finding that greenhouse gases endanger public health and safety and has adopted regulations to limit greenhouse gas emissions from certain mobile sources and large stationary sources. The EPA enforces both the CAA and the international standards found in Annex VI of MARPOL concerning marine diesel engines, their emissions, and the sulphur content in marine fuel. Any passage of climate control legislation or other regulatory initiatives by the IMO, European Union, the U.S. or other countries where we operate, or any treaty adopted at the international level to succeed the Kyoto Protocol, that restrict emissions of greenhouse gases could require us to make significant financial expenditures, including capital expenditures to upgrade our vessels, which we cannot predict with certainty at this time.

Because our business depends on the level of activity in the offshore oil and gas industry, existing or future laws, regulations, treaties or international agreements related to greenhouse gases and climate change, including incentives to conserve energy or use alternative energy sources, could have a negative impact on our business if such laws, regulations, treaties or international agreements reduce the worldwide demand for oil and gas. In addition, such laws, regulations, treaties or international agreements could result in increased compliance costs or additional operating restrictions, which may have a negative impact on our business.
Failure to comply with the U.S. Foreign Corrupt Practices Act and anti-bribery and anti-corruption regulations in other jurisdictions in which we operate could result in fines, criminal penalties, drilling contract terminations and an adverse effect on our business.
We currently operate, and historically have operated, our drilling units outside of the United States in a number of countries throughout the world, including some with developing economies. Also, the existence of state or government-owned shipbuilding enterprises puts us in contact with persons who may be considered "foreign officials" under the U.S. Foreign Corrupt Practices Act of 1977, or the FCPA. We are committed to doing business in accordance with applicable anti-corruption laws and have adopted a code of business conduct and ethics which is consistent and in full compliance with the FCPA. We are subject, however, to the risk that we, our affiliated entities or our or their respective officers, directors, employees and agents may take actions determined to be in violation of such anti-corruption laws, including the FCPA and anti-corruption laws and anti-bribery laws in other jurisdictions in which we operate, such as Brazil and the UK. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.
Acts of terrorism and political and social unrest could affect the markets for drilling services, which may have a material adverse effect on our results of operations.
Acts of terrorism and political and social unrest, brought about by world political events or otherwise, have caused instability in the world's financial and insurance markets in the past and may occur in the future. Such acts could be directed against companies such as ours. In addition, acts of terrorism and social unrest could lead to increased volatility in prices for crude oil and natural gas and could affect the markets for drilling services and result in lower dayrates. Insurance premiums could increase and coverage may be unavailable in the future. U.S. government regulations may effectively preclude us from actively engaging in business activities in certain countries. These regulations could be amended to cover countries where we currently operate or where we may wish to operate in the future. Increased insurance costs or increased cost of compliance with applicable regulations may have a material adverse effect on our results of operations.
Military action, other armed conflicts, or terrorist attacks have caused significant increases in political and economic instability in geographic regions where we operate and where our newbuilding drilling units are being constructed.
Military tension involving North and South Korea, the Middle East, Africa and other attacks, threats of attacks, terrorism and unrest, have caused instability or uncertainty in the world's financial and commercial markets and have significantly increased political and economic instability in some of the geographic areas where we operate and where we have contracted with a major shipyard in Korea to build our three newbuilding drilling units. Acts of terrorism and armed conflicts or threats of armed conflicts in these locations could limit or disrupt our operations, including disruptions resulting from the cancellation of contracts or the loss of personnel or assets. In addition, any possible reprisals as a consequence of ongoing military action in the Middle East, such as acts of terrorism in the United States or elsewhere, could materially and adversely affect us in ways we cannot predict at this time.
Acts of piracy have recently increased in frequency, which could adversely affect our business.
Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea, the Indian Ocean, off the coast of West Africa and in the Gulf of Aden off the coast of Somalia. Although the frequency of sea piracy worldwide decreased during 2012 to its lowest level since 2009, sea piracy incidents continue to occur, particularly in the Gulf of Aden off the coast of Somalia and increasingly in the Gulf of Guinea. If these piracy attacks result in regions in which our drilling units are deployed being characterized as "war risk" zones by insurers, or Joint War Committee "war and strikes" listed areas, premiums payable for such coverage could increase significantly and such insurance coverage may be more difficult to obtain. In addition, crew costs, including due to employing onboard security guards, could increase in such circumstances. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, any detention hijacking as a result of an act of piracy against our drilling units, or an increase in cost, or unavailability, of insurance for our vessels, could have a material adverse impact on our business, financial condition and results of operations.

The U.S. government recently imposed legislation concerning the deteriorating situation in Somalia, including acts of piracy offshore Somalia. On April 13, 2010, the President of the United States issued an Executive Order, which we refer to as the Order, prohibiting, among other things, the payment of monies to or for the benefit of individuals and entities on the list of Specially Designated Nationals, or SDNs, published by U.S. Department of the Treasury's Office of Foreign Assets Control. Certain individuals associated with piracy offshore Somalia are currently designated persons under the SDN list. The Order is applicable only to payments by U.S. persons and not by foreign entities, such as Ocean Rig UDW Inc. Notwithstanding this fact, it is possible that the Order, and the regulations promulgated thereunder, may affect foreign private issuers to the extent that such foreign private issuers provide monies, such as ransom payments to secure the release of crews and ships in the event of detention hijackings, to any SDN for which they seek reimbursement from a U.S. insurance carrier. While additional regulations relating to the Order may be promulgated by the U.S. government in the future, we cannot predict what effect these regulations may have on our operations.
Hurricanes may impact our ability to operate our drilling units in the Gulf of Mexico or other U.S. coastal waters, which could reduce our revenues and profitability.
Hurricanes Ivan, Katrina, Rita, Gustav and Ike caused damage to a number of drilling units unaffiliated with us in the U.S. Gulf of Mexico. Drilling units that moved off their locations during the hurricanes damaged platforms, pipelines, wellheads and other drilling units. BOEM and the BSEE, the U.S. organizations that issue a significant number of relevant guidelines for the drilling units' activities, had guidelines for tie-downs on drilling units and permanent equipment and facilities attached to outer continental shelf production platforms, and moored drilling unit fitness during hurricane season. These guidelines effectively impose requirements on the offshore oil and natural gas industry in an attempt to increase the likelihood of survival of offshore drilling units during a hurricane. The guidelines also provide for enhanced information and data requirements from oil and natural gas companies that operate properties in the Gulf of Mexico region of the Outer Continental Shelf. BOEM and BSEE may issue similar guidelines for future hurricane seasons and may take other steps that could increase the cost of operations or reduce the area of operations for our ultra-deepwater drilling units, thereby reducing their marketability. Implementation of new guidelines or regulations that may apply to ultra-deepwater drilling units may subject us to increased costs and limit the operational capabilities of our drilling units. Our drilling units do not currently operate in the Gulf of Mexico or other U.S. coastal waters but may do so in the future.
Any failure to comply with the complex laws and regulations governing international trade could adversely affect our operations.
The shipment of goods, services and technology across international borders subjects us to extensive trade laws and regulations. Import activities are governed by unique customs laws and regulations in each of the countries of operation. Moreover, many countries, including the United States, control the export and re-export of certain goods, services and technology and impose related export recordkeeping and reporting obligations. Governments also may impose economic sanctions against certain countries, persons and other entities that may restrict or prohibit transactions involving such countries, persons and entities.
The laws and regulations concerning import activity, export recordkeeping and reporting, export control and economic sanctions are complex and constantly changing. These laws and regulations may be enacted, amended, enforced or interpreted in a manner materially impacting our operations. Shipments can be delayed and denied export or entry for a variety of reasons, some of which are outside our control and some of which may result from failure to comply with existing legal and regulatory regimes. Shipping delays or denials could cause unscheduled operational downtime. Any failure to comply with applicable legal and regulatory trading obligations also could result in criminal and civil penalties and sanctions, such as fines, imprisonment, debarment from government contracts, seizure of shipments and loss of import and export privileges.

New technologies may cause our current drilling methods to become obsolete, resulting in an adverse effect on our business.
The offshore contract drilling industry is subject to the introduction of new drilling techniques and services using new technologies, some of which may be subject to patent protection. As competitors and others use or develop new technologies, we may be placed at a competitive disadvantage and competitive pressures may force us to implement new technologies at substantial cost. In addition, competitors may have greater financial, technical and personnel resources that allow them to benefit from technological advantages and implement new technologies before we can. We may not be able to implement technologies on a timely basis or at a cost that is acceptable to us.

Risks Relating to Our Company
We have substantial indebtedness, and may incur substantial additional indebtedness, which could adversely affect our financial health.
As of December 31, 2015, on a consolidated basis, we had $4.4 billion in aggregate principal amount of indebtedness outstanding, including the repurchase of senior notes discussed below. In February 2015, our wholly owned subsidiary, Drillship Alonissos Owners Inc., entered into a secured term loan facility to partially finance the construction costs of the Ocean Rig Apollo and we drew down an amount of $462 million under this facility on March 3, 2015. During the year ended December 31, 2015, one of our wholly owned subsidiaries has repurchased a principal amount of $270.6 million of the 7.25% Senior Unsecured Notes due in 2019 and $192.3 million of the 6.5% Senior Secured Notes due in 2017.
Our substantial indebtedness could have significant adverse consequences for an investment in us and on our business and future prospects, including the following:
•	we may not be able to satisfy our financial obligations under our indebtedness and our contractual and commercial commitments, which may result in possible defaults on and acceleration of such indebtedness;
•	we may not be able to obtain financing in the future for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;
•	we may not be able to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service the debt;
•	we could become more vulnerable to general adverse economic and industry conditions, including increases in interest rates, particularly given our substantial indebtedness, some of which bears interest at variable rates;
•	our ability to refinance indebtedness may be limited or the associated costs may increase;
•	less leveraged competitors could have a competitive advantage because they have lower debt service requirements and, as a result, we may not be better positioned to withstand economic downturns;
•	we may be less able to take advantage of significant business opportunities and to react to changes in market or industry conditions than our competitors and our management's discretion in operating our business may be limited; and
•	we may be unable to raise the funds necessary to repurchase the 6.50% senior secured notes due 2017, or our Senior Secured Notes, issued by Drill Rigs Holdings Inc., our wholly-owned subsidiary, or Drill Rigs Holdings, in September 2012 tendered to Drill Rigs Holdings if there is a change of control or event of loss or in connection with an asset sale offer, which would constitute a default under the indenture governing the Senior Secured Notes.
Each of these factors may have a material and adverse effect on our financial condition and viability. Our ability to service our debt will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. If our operating income is not sufficient to service our current or future indebtedness, we will be forced to take actions such as reducing or delaying our business activities, acquisitions, investments or capital expenditures, selling assets, restructuring or refinancing our debt or seeking additional equity capital. Any or all of these actions may be insufficient to allow us to service our debt obligations. Further, we may not be able to effect any of these remedies on satisfactory terms, or at all.

We may incur additional debt, which could exacerbate the risks associated with our substantial leverage.
Even with our existing level of debt, we and our subsidiaries may incur additional indebtedness in the future. In March 2015 we drew down an amount of $462.0 million under the previous agreed facility in connection with the delivery of the Ocean Rig Apollo and we may incur additional indebtedness in order to fund the estimated remaining contractual obligations for the construction of the remaining three unfinanced seventh generation drilling units, excluding financing costs, of $1.8 billion as of the day of this prospectus. Although the terms of our existing debt agreements, and any future debt agreements we enter into, will limit our ability to incur additional debt, these terms may not prohibit us from incurring substantial amounts of additional debt for specific purposes or under certain circumstances. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify and could further exacerbate the risks associated with our substantial leverage.
The agreements and instruments governing our indebtedness contain restrictions and limitations that could significantly impact our ability to operate our business.
Our secured credit facilities, the bond agreement governing our unsecured senior notes and the indenture governing the Senior Secured Notes impose, and future financial obligations may impose, certain operating and financial restrictions on us. These restrictions may prohibit or otherwise limit our ability to, among other things:
•	enter into other financing arrangements;
•	incur or guarantee additional indebtedness;
•	create or permit liens on our assets;
•	consummate a merger, consolidation or sale of our drilling units or the shares of our subsidiaries;
•	make investments;
•	change the general nature of our business;
•	pay dividends, redeem capital stock or subordinated indebtedness or make other restricted payments;
•	incur dividend or other payment restrictions affecting our restricted subsidiaries under the indenture governing our Senior Secured Notes;
•	change the management and/or ownership of our drilling units;
•	enter into transactions with affiliates;
•	transfer or sell assets;
•	amend, modify or change our organizational documents;
•	make capital expenditures; and
•	compete effectively to the extent our competitors are subject to less onerous restrictions.
In addition, certain of our existing secured credit facilities require us to maintain specified financial ratios and satisfy various financial covenants, including covenants related to the market value of our drilling units, capital expenditures and maintenance of a minimum amount of total available cash. Any future credit agreement or amendment or debt instrument we enter into may contain similar or more restrictive covenants. Events beyond our control, including changes in the economic and business conditions in the deepwater offshore drilling market in which we operate, may affect our ability to comply with these ratios and covenants. Our ability to maintain compliance will also depend substantially on the value of our assets, our dayrates, our ability to obtain drilling contracts, our success at keeping our costs low and our ability to successfully implement our overall business strategy. We cannot guarantee that we would be able to obtain our lenders' waiver or consent with respect to any noncompliance with the specified financial ratios and financial covenants under our various credit facilities or future financial obligations or that we would be able to refinance any such indebtedness in the event of default.

These restrictions, ratios and financial covenants in our debt agreements could limit our ability to fund our operations or capital needs, make acquisitions or pursue available business opportunities, which in turn may adversely affect our financial condition. A violation of any of these provisions could result in a default under our existing and future debt agreements which could allow all amounts outstanding thereunder to be declared immediately due and payable. This would likely in turn trigger cross-acceleration and cross-default rights under the terms of our indebtedness outstanding at such time. If the amounts outstanding under our indebtedness were to be accelerated or were the subject of foreclosure actions, we cannot assure you that our assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders.
We may not be able to generate sufficient cash flow to meet our debt service and other obligations due to events beyond our control.
Our ability to make scheduled payments on our outstanding indebtedness will depend on our ability to generate cash from operations in the future. Our future financial and operating performance will be affected by a range of economic, financial, competitive, regulatory, business and other factors that we cannot control, such as general economic and financial conditions in the offshore drilling industry or the economy generally. In particular, our ability to generate steady cash flow will depend on our ability to secure drilling contracts at acceptable rates. Assuming no exercise of any options to extend the terms of our existing drilling contracts, our operating drilling units are contracted from the third quarter of 2016 to the third quarter of 2021. We cannot guarantee that we will be able to secure employment for the Ocean Rig Olympia, Eirik Raude, Ocean Rig Apollo and the Ocean Rig Paros our uncontracted operating drilling units, and for the Ocean Rig Santorini, Ocean Rig Crete and Ocean Rig Amorgos, our seventh generation drilling units scheduled for delivery in 2017, 2018 and 2019, respectively.
Furthermore, our financial and operating performance, and our ability to service our indebtedness, is also dependent on our subsidiaries' ability to make distributions to us, whether in the form of dividends, loans or otherwise. The timing and amount of such distributions will depend on our earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in our various debt agreements, the provisions of the laws of the various jurisdictions in which our subsidiaries operate which affect the payment of dividends and other factors.
If our operating cash flows are insufficient to service our debt and to fund our other liquidity needs, we may be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness, seeking additional capital, or any combination of the foregoing. We cannot assure you that any of these actions could be effected on satisfactory terms, if at all, or that they would yield sufficient funds to make required payments on our outstanding indebtedness and to fund our other liquidity needs. Also, the terms of existing or future debt agreements may restrict us from pursuing any of these actions. Furthermore, reducing or delaying capital expenditures or selling assets could impair future cash flows and our ability to service our debt in the future.
If for any reason we are unable to meet our debt service and repayment obligations, we would be in default under the terms of the agreements governing such indebtedness, which would allow creditors at that time to declare all such indebtedness then outstanding to be due and payable. This would likely in turn trigger cross-acceleration or cross-default rights among our other debt agreements. Under these circumstances, lenders could compel us to apply all of our available cash to repay borrowings or they could prevent us from making payments on the notes. If the amounts outstanding under our existing and future debt agreements were to be accelerated, or were the subject of foreclosure actions, we cannot assure you that our assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders.
We will need to procure significant additional financing, which may be difficult to obtain on acceptable terms or at all, in order to complete the construction of our seventh generation drilling units.
We have entered into contracts with a major shipyard in Korea, for the construction of three seventh generation drilling units scheduled to be delivered to us in 2017, 2018 and 2019, respectively. The estimated total project cost for our three seventh generation drilling units, excluding financing costs, is approximately $2.2 billion, of which an aggregate of approximately $1.8 billion was outstanding as of December 31, 2015. We expect to finance the remaining delivery payments of these seventh generation drilling units with cash on hand, operating cash flow, equity financing and additional bank debt. In the event of default, we may also incur additional costs and liability to the shipyards, which may pursue claims against us for damages under our newbuilding construction contracts and retain and sell our seventh generation drilling units to third parties.

We may be unable to secure ongoing drilling contracts, including for the Ocean Rig Olympia, the Eirik Raude the Ocean Rig Apollo and the Ocean Rig Paros, our uncontracted operating drilling units, and Ocean Rig Santorini, our seventh generation drilling unit to be delivered in 2017, due to strong competition, and the contracts that we enter into may not provide sufficient cash flow to meet our debt service obligations with respect to our indebtedness.
Assuming no exercise of any options to extend the terms of our existing drilling contracts, our operating drilling units are contracted from the third quarter of 2016 to the third quarter of 2021.
Our ability to renew our existing drilling contracts or obtain new drilling contracts for our drilling units, including the three uncontracted operating drilling units and the seventh generation drilling units under construction for which we have not yet secured employment, will depend on prevailing market conditions. We cannot guarantee we will be able to enter into new drilling contracts upon the expiration or termination of the contracts we have in place or at all or that there will not be a gap in employment between our current drilling contracts and subsequent contracts. In particular, if the price of crude oil is low, or it is expected that the price of crude oil will decrease in the future, at a time when we are seeking to arrange employment contracts for our drilling units, we may not be able to obtain employment contracts at attractive rates or at all.
If the rates we receive for the reemployment of our drilling units upon the expiration or termination of our existing drilling contracts are lower than the rates under our existing contracts, we will recognize less revenue from the operations of our drilling units. In addition, delays under existing drilling contracts could cause us to lose future contracts if a drilling unit is not available to start work at the agreed date. Our ability to meet our cash flow obligations will depend on our ability to consistently secure drilling contracts for our drilling units at sufficiently high dayrates. We cannot predict the future level of demand for our services or future conditions in the oil and gas industry. If the oil and gas companies do not continue to increase exploration, development and production expenditures, we may have difficulty securing drilling contracts, including for the seventh generation drilling units under construction, or we may be forced to enter into drilling contracts at unattractive dayrates. Either of these events could impair our ability to generate sufficient cash flow to make principal and interest payments under our indebtedness and meet our capital expenditure and other obligations.
Construction of drilling units is subject to risks, including delays and cost overruns, which could have an adverse impact on our available cash resources and results of operations.
We have entered into contracts with a major shipyard in Korea, for the construction of three seventh generation drilling units scheduled to be delivered to us in 2017, 2018 and 2019, respectively. From time to time in the future, we may undertake additional new construction projects and conversion projects. In addition, we may make significant upgrade, refurbishment, conversion and repair expenditures for our fleet from time to time, particularly as our drilling units become older. Some of these expenditures are unplanned. These projects together with our existing construction projects and other efforts of this type are subject to risks of cost overruns or delays inherent in any large construction project as a result of numerous factors, including the following:
•	shipyard unavailability;
•	shortages of equipment, materials or skilled labor for completion of repairs or upgrades to our equipment;
•	unscheduled delays in the delivery of ordered materials and equipment or shipyard construction;
•	financial or operating difficulties experienced by equipment vendors or the shipyard;
•	unanticipated actual or purported change orders;
•	local customs strikes or related work slowdowns that could delay importation of equipment or materials;

•	engineering problems, including those relating to the commissioning of newly designed equipment;
•	design or engineering changes;
•	latent damages or deterioration to the hull, equipment and machinery in excess of engineering estimates and assumptions;
•	work stoppages;
•	client acceptance delays;
•	weather interference, storm damage or other events of force majeure;
•	disputes with shipyards and suppliers;
•	shipyard failures and difficulties;
•	failure or delay of third-party equipment vendors or service providers;
•	unanticipated cost increases; and
•	difficulty in obtaining necessary permits or approvals or in meeting permit or approval conditions.
These factors may contribute to cost variations and delays in the delivery of our ultra-deepwater newbuilding drilling units. Delays in the delivery of these newbuilding drilling units or the inability to complete construction in accordance with their design specifications may, in some circumstances, result in a delay in drilling contract commencement, resulting in a loss of revenue to us, and may also cause customers to renegotiate, terminate or shorten the term of a drilling contract for the drilling units pursuant to applicable late delivery clauses. In the event of termination of one of these contracts, we may not be able to secure a replacement contract on as favorable terms or at all. Additionally, capital expenditures for drilling unit upgrades, refurbishment and construction projects could materially exceed our planned capital expenditures. Moreover, our drilling units that may undergo upgrade, refurbishment and repair may not earn a dayrate during the periods they are out of service. In addition, in the event of a shipyard failure or other difficulty, we may be unable to enforce certain provisions under our newbuilding contracts such as our refund guarantee, to recover amounts paid as installments under such contracts. The occurrence of any of these events may have a material adverse effect on our results of operations, financial condition or cash flows. In the event of a default, we may also incur additional costs and liability to the shipyards, which may pursue claims against us for damages under our newbuilding construction contracts and retain and sell our seventh generation drilling units to third parties.

As our current operating fleet is comprised of 11 drilling units, we rely heavily on a small number of customers and the loss of a significant customer could have a material adverse impact on our financial results.
As of December 31, 2015, we had seven customers for our operating fleet of 10 drilling units. We are subject to the usual risks associated with having a limited number of customers for our services. Our three largest customers represented 19%, 15% and 15% of our revenues during the fiscal year ended December 31, 2015, respectively, and our seven customers represented, 99.4% of our revenues during the year ended December 31 2015. If our customers terminate, suspend or seek to renegotiate the drilling contracts for drilling units, as they are entitled to do under various circumstances, or cease doing business, our results of operations and cash flows could be adversely affected. Although we expect that a limited number of customers will continue to generate a substantial portion of our revenues, we will have to expand our pool of customers as we take delivery of our three newbuilding drilling units and further grow our business.

Currently, our revenues depend on 11 drilling units, which are designed to operate in harsh environments. The damage or loss of any of our drilling units could have a material adverse effect on our results of operations and financial condition.
Our revenues are dependent on the Leiv Eiriksson, which will commence drilling operations offshore Norway, the Ocean Rig Corcovado, the Ocean Rig Mylos and the Ocean Rig Mykonos, which are operating offshore Brazil, the Ocean Rig Poseidon and the Ocean Rig Skyros, which are operating offshore Angola, and the Ocean Rig Athena, which is operating offshore Senegal, while the Eirik Raude, the Ocean Rig Olympia ,the Ocean Rig Apollo and the Ocean Rig Paros are currently uncontracted.
Our drilling units may be exposed to risks inherent in deepwater drilling and operating in harsh environments that may cause damage or loss. The drilling of oil and gas wells, particularly exploratory wells where little is known of the subsurface formations involves risks, such as extreme pressure and temperature, blowouts, reservoir damage, loss of production, loss of well control, lost or stuck drill strings, equipment defects, punch throughs, craterings, fires, explosions, pollution and natural disasters such as hurricanes and tropical storms.
In addition, offshore drilling operations are subject to perils peculiar to marine operations, either while on-site or during mobilization, including capsizing, sinking, grounding, collision, marine life infestations, and loss or damage from severe weather. The replacement or repair of a drilling unit could take a significant amount of time, and we may not have any right to compensation for lost revenues during that time. As long as we have only seven drilling units in operation, loss of or serious damage to one of the drilling units could materially reduce our revenues for the time that drilling unit is out of operation. In view of the sophisticated design of the drilling units, we may be unable to obtain a replacement unit that could perform under the conditions that our drilling units are expected to operate, which could have a material adverse effect on our results of operations and financial condition.
Our future contracted revenue for our fleet of drilling units may not be ultimately realized.
As of May 5, 2016, the future contracted revenue for our fleet of operating drilling units, or our contract backlog, was approximately $2.5 billion under firm commitments. We may not be able to perform under our drilling contracts due to events beyond our control, and our customers may seek to cancel or renegotiate our drilling contracts for various reasons, including adverse conditions, resulting in lower daily rates. For example, during 2016, three of our customers have terminated or canceled three of our drilling contracts. Our inability, or the inability of our customers, to perform under the respective contractual obligations may have a material adverse effect on our financial position, results of operations and cash flows.
We are subject to certain risks with respect to our counterparties, including under our drilling contracts, and failure of these counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.
We enter into drilling services contracts with our customers, newbuilding contracts with shipyards, interest rate swap agreements and forward exchange contracts, and have employed and may employ our drilling units and newbuild drilling units on fixed-term and well contracts. Our drilling contracts, newbuilding contracts, and hedging agreements subject us to counterparty risks. The ability of each of our counterparties to perform its obligations under a contract with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the offshore contract drilling industry, the overall financial condition of the counterparty, the dayrates received for specific types of drilling units and various expenses. In addition, in depressed market conditions, our customers may no longer need a drilling unit that is currently under contract or may be able to obtain a comparable drilling unit at a lower dayrate. As a result, customers may seek to renegotiate the terms of their existing drilling contracts or avoid their obligations under those contracts. Should counterparty fail to honor its obligations under an agreement with us, we could sustain significant losses, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Most of our offshore drilling contracts may be terminated early due to certain events.
Under most of our current drilling contracts, our customers have the right to terminate the drilling contract upon the payment of an early termination or cancellation fee. However, such payments may not fully compensate us for the loss of the contract.
In addition, our drilling contracts permit our customers to terminate the contracts early without the payment of any termination fees under certain circumstances, including as a result of major non-performance, longer periods of downtime or impaired performance caused by equipment or operational issues, or sustained periods of downtime due to piracy or force majeure events beyond our control. In addition, during periods of challenging market conditions, our customers may no longer need a drilling unit that is currently under contract or may be able to obtain a comparable drilling unit at a lower dayrate. As a result, we may be subject to an increased risk of our clients seeking to renegotiate the terms of their existing contracts or repudiate their contracts, including through claims of non-performance. Our customers' ability to perform their obligations under their drilling contracts with us may also be negatively impacted by the prevailing uncertainty surrounding the development of the world economy and the credit markets. If our customers cancel some of our contracts, and we are unable to secure new contracts on a timely basis and on substantially similar terms, or if contracts are suspended for an extended period of time or if a number of our contracts are renegotiated, it could adversely affect our consolidated statement of financial position, results of operations or cash flows
If our drilling units fail to maintain their class certification or fail any annual survey or special survey, that drilling unit would be unable to operate, thereby reducing our revenues and profitability and violating certain covenants under certain of our debt agreements.
Every drilling unit must be "classed" by a classification society. The classification society certifies that the drilling unit is "in-class," signifying that such drilling unit has been built and maintained in accordance with the rules of the classification society and complies with applicable rules and regulations of the drilling unit's country of registry and the international conventions of which that country is a member. In addition, where surveys are required by international conventions and corresponding laws and ordinances of a flag state, the classification society will undertake them on application or by official order, acting on behalf of the authorities concerned. Four of our operating drilling units are certified as being "in class" by Det Norske Veritas, while the remaining six operating drilling units are certified as being "in class" by American Bureau of Shipping. The Leiv Eiriksson was credited with completing its last Special Periodical Survey in April 2011 and the Eirik Raude completed the same in December 2012, while their next Special Periodical Survey is scheduled for 2016 and 2017, respectively. Our four sixth-generation operating drilling units are due for their first Special Periodical Surveys in 2016 and 2017. Our four operating seventh generation drilling units are due for their first Special Periodical Surveys in 2018, 2019 and 2020. If any drilling unit does not maintain its class and/or fails any annual survey or special survey, the drilling unit will be unable to carry on operations and will be unemployable and uninsurable, which could cause us to be in violation of certain covenants in certain of our debt agreements. Any such inability to carry on operations or be employed, or any such violation of covenants, could have a material adverse impact on our financial condition and results of operations.
Our drilling units, including our seventh generation drilling units under construction following their delivery to us, may suffer damage and we may face unexpected yard costs, which could adversely affect our cash flow and financial condition.
If our drilling units, including our seventh generation drilling units under construction following their delivery to us, suffer damage, they may need to be repaired at a yard. The costs of yard repairs are unpredictable and can be substantial. The loss of earnings while our drilling units are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings. We may not have insurance that is sufficient to cover all or any of these costs or losses and may have to pay dry docking costs not covered by our insurance.

We may not be able to maintain or replace our drilling units as they age.
The capital associated with the repair and maintenance of our fleet increases with age. We may not be able to maintain our existing drilling units to compete effectively in the market, and our financial resources may not be sufficient to enable us to make expenditures necessary for these purposes or to acquire or build replacement drilling units.
We may have difficulty managing our planned growth properly.
We intend to continue to grow our fleet. Our future growth will primarily depend on our ability to:
•	locate and acquire suitable drilling units;
•	identify and consummate acquisitions or joint ventures;
•	enhance our customer base;
•	locate and retain suitable personnel for our fleet;
•	manage our expansion; and
•	obtain required financing on acceptable terms.
Growing any business by acquisition presents numerous risks, such as undisclosed liabilities and obligations, the possibility that indemnification agreements will be unenforceable or insufficient to cover potential losses and difficulties associated with imposing common standards, controls, procedures and policies, obtaining additional qualified personnel, managing relationships with customers and integrating newly acquired assets and operations into existing infrastructure. We may experience operational challenges as we begin operating our new drilling units which may result in low earnings efficiency and/or reduced dayrates compared to maximum dayrates. We may be unable to successfully execute our growth plans or we may incur significant expenses and losses in connection with our future growth which would have an adverse impact on our financial condition and results of operations.

The market value of our current drilling units, and any drilling units we may acquire in the future, including our seventh generation drilling units under construction upon their delivery to us, may decrease, which could cause us to incur losses if we decide to sell them following a decline in their values or accounting charges that may affect our ability to comply with certain covenants in our secured credit facilities.
If the offshore contract drilling industry suffers adverse developments in the future, the fair market value of our drilling units may decline. The fair market value of the drilling units we currently own or may acquire in the future may increase or decrease depending on a number of factors, including:
•	prevailing level of drilling services contract dayrates;
•	general economic and market conditions affecting the offshore contract drilling industry, including competition from other offshore contract drilling companies;
•	types, sizes and ages of drilling units;
•	supply and demand for drilling units;
•	costs of newbuildings;

•	governmental or other regulations; and
•	technological advances.
In the future, if the market values of our drilling units deteriorate significantly, we may be required to record an impairment charge in our financial statements, which could adversely affect our results of operations. If we sell any drilling unit when drilling unit prices have fallen and before we have recorded an impairment adjustment to our financial statements, the sale may be at less than the drilling unit's carrying amount on our financial statements, resulting in a loss. Additionally, any such deterioration in the market values of our drilling units could trigger a breach of certain financial covenants under our secured credit facilities and our lenders may accelerate loan repayments. Such a charge, loss or repayment could materially and adversely affect our business prospects, financial condition, liquidity, and results of operations. As a result of the impairment review for the year ended December 31, 2015, it was determined that the carrying amount of the two drilling units were not recoverable and, therefore, an impairment loss of $415.0 million was recognized.
Because we generate most of our revenues in U.S. Dollars, but incur a significant portion of our employee salary and administrative and other expenses in other currencies, exchange rate fluctuations could have an adverse impact on our results of operations.
Our principal currency for our operations and financing is the U.S. Dollar. A substantial portion of the operating dayrates for the drilling units, our principal source of revenues, are quoted and received in U.S. Dollars; however, a portion of our revenue under our contracts is receivable in Brazilian Real and Angolan Kwanza. The principal currency for operating expenses is also the U.S. Dollar; however, a significant portion of employee salaries and administration expenses, as well as parts of the consumables and repair and maintenance expenses for the drilling units, may be paid in Norwegian Kroner (NOK), Great British Pounds (GBP), Canadian dollars (CAD), Euros (EUR) or other currencies depending in part on the location of our drilling operations. For the year ended December 31, 2015, approximately 47% of our expenses were incurred in currencies other than the U.S. Dollars. This exposure to foreign currency could lead to fluctuations in net income and net revenue due to changes in the value of the U.S. Dollar relative to the other currencies. Revenues paid in foreign currencies against which the U.S. Dollar rises in value can decrease, resulting in lower U.S. Dollar denominated revenues. Expenses incurred in foreign currencies against which the U.S. Dollar falls in value can increase, resulting in higher U.S. Dollar denominated expenses. We have employed derivative instruments in order to economically hedge our currency exposure; however, we may not be successful in hedging our future currency exposure and our U.S. Dollar denominated results of operations could be materially and adversely affected upon exchange rate fluctuations determined by events outside of our control.

We are dependent upon key management personnel.
Our operations depend to a significant extent upon the abilities and efforts of our key management personnel. The loss of our key management personnel's service to us could adversely affect our efforts to obtain employment for our drilling units and discussions with our lenders and, therefore, could adversely affect our business prospects, financial condition and results of operations. We do not currently, nor do we intend to, maintain "key man" life insurance on any of our personnel.
Failure to attract or retain key personnel, labor disruptions or an increase in labor costs could adversely affect our operations.
We require highly skilled personnel to operate and provide technical services and support for our business in the offshore drilling sector worldwide. As of December 31, 2015, we employed 2,274 employees, the majority of whom are full-time crew employed on our drilling units. Under certain of our employment contracts, we are required to have a minimum number of local crew members on our drilling units. We will need to recruit additional qualified personnel as we take delivery on our newbuilding drilling units. Competition for the labor required for drilling operations has intensified as the number of drilling units activated, added to worldwide fleets or under construction has increased, leading to shortages of qualified personnel in the industry and creating upward pressure on wages and higher turnover. If turnover increases, we could see a reduction in the experience level of our personnel, which could lead to higher downtime, more operating incidents and personal injury and other claims, which in turn could decrease revenues and increase costs. In response to these labor market conditions, we are increasing efforts in our recruitment, training, development and retention programs as required to meet our anticipated personnel needs. If these labor trends continue, we may experience further increases in costs or limits on our offshore drilling operations.

Currently, our employees in Brazil and Norway are covered by collective bargaining agreements. In the future, some of our employees or contracted labor may be covered by collective bargaining agreements in certain jurisdictions such as Nigeria and the United Kingdom. As part of the legal obligations in some of these agreements, we may be required to contribute certain amounts to retirement funds and pension plans and have restricted ability to dismiss employees. In addition, many of these represented individuals could be working under agreements that are subject to salary negotiation. These negotiations could result in higher personnel costs, other increased costs or increased operating restrictions that could adversely affect our financial performance. Labor disruptions could hinder our operations from being carried out normally and if not resolved in a timely cost-effective manner, could have a material impact our business. If we choose to cease operations in one of those countries or if market conditions reduce the demand for our drilling services in such a country, we would incur costs, which may be material, associated with workforce reductions.
Our operating and maintenance costs with respect to our offshore drilling units will not necessarily fluctuate in proportion to changes in operating revenues, which may have a material adverse effect on our results of operations, financial condition and cash flows.
Operating revenues may fluctuate as a function of changes in supply of offshore drilling units and demand for contract drilling services, which, in turn, affect dayrates and the utilization and performance of our drilling units. However, costs for operating drilling units are generally fixed regardless of the dayrate being earned. Therefore, our operating and maintenance costs with respect to our offshore drilling units will not necessarily fluctuate in proportion to changes in operating revenues. In addition, should our drilling units incur idle time between contracts, we typically will not de-man those drilling units but rather use the crew to prepare the units for its next contract. During times of reduced activity, reductions in costs may not be immediate, as portions of the crew may be required to prepare drilling units for stacking, after which time the crew members are assigned to active drilling units or dismissed. In addition, as our drilling units are mobilized from one geographic location to another, labor and other operating and maintenance costs can vary significantly. In general, labor costs increase primarily due to higher salary levels and inflation. Equipment maintenance expenses fluctuate depending upon the type of activity the unit is performing and the age and condition of the equipment. Contract preparation expenses vary based on the scope and length of contract preparation required and the duration of the firm contractual period over which such expenditures are incurred. If we experience increased operating costs without a corresponding increase in earnings, this may have a material adverse effect on our results of operations, financial condition and cash flows.
In the event a major shipyard in Korea does not perform under its agreements with us and we are unable to enforce certain refund guarantees, we may lose all or part of our investment, which would have a material adverse effect on our results of operations, financial condition and cash flows. Similarly failure by us to honor our commitments under these shipbuilding contracts would result in events of default and affect our results of operations, financial condition and cash flows.
As of May 5, 2016, we had paid an aggregate of $344.4 million to a major shipyard in Korea in connection with our seventh generation drilling units currently scheduled for delivery in 2017, 2018 and 2019. The estimated remaining total construction payments for these three newbuilding drilling units, excluding financing costs, amounted to approximately $1.8 billion in aggregate as of December 31, 2015.
In the event the major shipyard in Korea does not perform under its agreements with us and we are unable to enforce certain refund guarantees with third party bankers due to an outbreak of war, bankruptcy or otherwise, we may lose all or part of our investment, which would have a material adverse effect on our results of operations, financial condition and cash flows. Similarly failure by us to honor our commitments under these shipbuilding contracts would result in events of default and would require us to certain default payments plus interest, including charges and expenses incurred by the shipyard as a direct consequence of the default. Upon default, the shipyard would be entitled to retain installments already paid by us, the cost of supplies already delivered to the shipyard and other claims for damages. As such, events of default under the shipbuilding contracts for our newbuildings would adversely affect our results of operations, financial condition and cash flows.

The derivative contracts we have entered into to hedge our exposure to fluctuations in interest rates could result in higher than market interest rates and charges against our income.
As of December 31, 2015, we had seven interest rate swap agreements outstanding with a notional amount of $1.6 billion, for the purpose of managing our exposure to fluctuations in interest rates applicable to indebtedness under our secured credit facilities, which was drawn at a floating rate based on LIBOR. Our hedging strategies, however, may not be effective and we may incur substantial losses if interest rates move materially differently from our expectations. Our existing interest rate swaps as of December 31, 2015 do not, and future derivative contracts may not, qualify for treatment as hedges for accounting purposes. We recognize fluctuations in the fair value of these contracts in our statement of operations. In addition, our financial condition could be materially adversely affected to the extent we do not hedge our exposure to interest rate fluctuations under our financing arrangements, under which loans have been advanced at a floating rate based on LIBOR and for which we have not entered into an interest rate swap or other hedging arrangement. Any hedging activities we engage in may not effectively manage our interest rate exposure or have the desired impact on our financial conditions or results of operations. At December 31, 2015, the fair value of our interest rate swaps was a net liability position of $8.2 million.
An increase in interest rates would increase the cost of servicing our indebtedness and could reduce our profitability.
Our debt under certain of our senior secured credit facilities bears interest at variable rates. We may also incur indebtedness in the future with variable interest rates. As a result, an increase in market interest rates would increase the cost of servicing our indebtedness and could materially reduce our profitability and cash flows. The impact of such an increase would be more significant for us than it would be for some other companies because of our substantial indebtedness.

A cyber-attack could materially disrupt our business.
We rely on information technology systems and networks in our operations and administration of our business. Our business operations could be targeted by individuals or groups seeking to sabotage or disrupt our information technology systems and networks, or to steal data. A successful cyber-attack could materially disrupt our operations, including the safety of our operations, or lead to unauthorized release of information or alteration of information in our systems. Any such attack or other breach of our information technology systems could have a material adverse effect on our business and results of operations.
A change in tax laws, treaties or regulations, or their interpretation, of any country in which we operate could result in a higher tax rate on our worldwide earnings, which could result in a significant negative impact on our earnings and cash flows from operations.
We conduct our worldwide drilling operations through various subsidiaries. Tax laws and regulations are highly complex and subject to interpretation. Consequently, we are subject to changing tax laws, treaties and regulations in and between countries in which we operate. Our income tax expense is based upon our interpretation of tax laws in effect in various countries at the time that the expense was incurred. A change in these tax laws, treaties or regulations, or in the interpretation thereof, or in the valuation of our deferred tax assets, could result in a materially higher tax expense or a higher effective tax rate on our worldwide earnings, and such change could be significant to our financial results. If any tax authority successfully challenges our operational structure, inter-company pricing policies or the taxable presence of our operating subsidiaries in certain countries; or if the terms of certain income tax treaties are interpreted in a manner that is adverse to our structure; or if we lose a material tax dispute in any country, particularly in the United States, Canada, the U.K., Brazil, Angola, Cyprus, Ghana, Netherlands, Ivory Coast, Tanzania, Falkland Islands, Ireland, Congo, Senegal, Equatorial Guinea or Norway, our effective tax rate on our worldwide earnings could increase substantially and our earnings and cash flows from our operations could be materially adversely affected.
Our subsidiaries are subject to taxation in the jurisdictions in which their offshore drilling activities are conducted. Such taxation results in decreased earnings available to our shareholders.

United States tax authorities may treat us as a "passive foreign investment company" for United States federal income tax purposes, which may have adverse tax consequences to U.S. shareholders.
A foreign corporation will be treated as a "passive foreign investment company," or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of "passive income" or (2) at least 50% of the average value of the corporation's assets produce or are held for the production of those types of "passive income". For purposes of these tests, "passive income" includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute "passive income." U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.
We do not believe that we are currently a PFIC, although we may have been a PFIC for certain prior taxable years. Based on our current operations and future projections, we do not believe that we have been, are, or will be (including after giving effect to the Redomiciliation) a PFIC with respect to any taxable year beginning with the 2009 taxable year.
However, no assurance can be given that the U.S. Internal Revenue Service, or IRS, or a court of law will accept our position, and there is a risk that the IRS or a court of law could determine that we or one of our subsidiaries is a PFIC. Moreover, no assurance can be given that we or one of our subsidiaries would not constitute a PFIC for any future taxable year if there were to be changes in the nature and extent of its operations.
 If the IRS were to find that we are or have been a PFIC for any taxable year, our U.S. shareholders will face adverse U.S. tax consequences. Under the PFIC rules, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders, as discussed in our annual report on Form 20-F for the year ended December 31, 2015, incorporated by reference herein, under "Taxation—U.S. Federal Income Tax Considerations"), such shareholders would be liable to pay U.S. federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of the common shares, as if the excess distribution or gain had been recognized ratably over the shareholder's holding period of the common shares. In the event that our shareholders face adverse U.S. tax consequences as a result of investing in our common shares, this could adversely affect our ability to raise additional capital through the equity markets. See "Taxation—U.S. Federal Income Tax Considerations" in our annual report on Form 20-F for the year ended December 31, 2015, incorporated by reference herein, for a more comprehensive discussion of the U.S. federal income tax consequences to U.S. shareholders if we are treated as a PFIC.
We may be subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on us.
We may be, from time to time, involved in various litigation matters. These matters may include, among other things, contract disputes, personal injury claims, environmental claims or proceedings, asbestos and other toxic tort claims, employment matters, governmental claims for taxes or duties, and other litigation that arises in the ordinary course of our business. We cannot predict with certainty the outcome or effect of any claim or other litigation matter, and the ultimate outcome of any litigation or the potential costs to resolve them may have a material adverse effect on us. Insurance may not be applicable or sufficient in all cases, insurers may not remain solvent and policies may not be located.
Investor confidence may be adversely impacted if we are unable to comply with Section 404 of the Sarbanes-Oxley Act of 2002.
We have implemented procedures in order to meet the evaluation requirements of Rules 13a-15(c) and 15d-15(c) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, for the assessment under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404. Section 404 requires us to include in our annual reports on Form 20-F (i) our management's report on, and assessment of, the effectiveness of our internal controls over financial reporting and (ii) our independent registered public accounting firm's attestation to and report on the effectiveness of our internal controls over financial reporting in our annual report. If we fail to maintain the adequacy of our internal controls over financial reporting, we will not be in compliance with all of the requirements imposed by Section 404. Any failure to comply with Section 404 could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which ultimately could harm our business.

Many of our subsidiaries are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, and as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States.
The corporate affairs of many of our subsidiaries are governed by our second amended and restated articles of incorporation and second amended and restated bylaws and by the Marshall Islands Business Corporations Act, or the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Shareholders' rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, shareholders may have more difficulty in protecting their interests in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction.
As of the date of the Redomiciliation, the corporate affairs of Ocean Rig will be governed by the Companies Law (2013 Revision) of the Cayman Islands, as amended from time to time, or the Companies Law. Our subsidiaries incorporated in the Republic of the Marshall Islands will continue to be governed by the BCA. See "Risks Relating to the Change in Our Place of Incorporation" and "Description of Our Common Stock—Comparison of the Republic of the Marshall Islands to Cayman Islands Corporate Law" where we describe material provisions under the law of the Republic of the Marshall Islands and the law of the Cayman Islands relating to your rights as a shareholder.
It may not be possible for investors to enforce U.S. judgments against us.
We and all but three of our subsidiaries are incorporated in jurisdictions outside the United States and a substantial portion of our assets and those of our subsidiaries are located outside the United States. In addition, all of our directors and officers reside outside the United States and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us, our subsidiaries or our directors and officers or to enforce a judgment against us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries and directors and officers are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries and directors and officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries and directors and officers based on those laws.
We depend on officers and directors who are associated with affiliated companies which may create conflicts of interest.
Our officers and directors have fiduciary duties to manage our business in a manner beneficial to us and our shareholders. However, our Chairman, President and Chief Executive Officer, Mr. George Economou, is also the Chairman, President and Chief Executive Officer of DryShips, our former parent company which as of April 5, 2016 no longer holds any equity interests in our company, and has significant shareholdings in DryShips. In addition, our Executive Vice President, Mr. Anthony Kandylidis is also the Executive Vice President of Dryships. Mr. Economou has fiduciary duties to manage the business of DryShips in a manner beneficial to DryShips and its shareholders and may have conflicts of interest in matters involving or affecting us and our customers or shareholders. In addition, Messrs. Economou and Kandylidis may have conflicts of interest when faced with decisions that could have different implications for DryShips than they do for us. The resolution of these conflicts may not always be in our best interest or that of our shareholders and could have a material adverse effect on our business, results of operations, cash flows and financial condition.
In addition, we have engaged Cardiff Drilling to provide consulting and other services relating to our drilling units. The capital stock of Cardiff Drilling is owned Mr. Economou. We have also engaged Vivid Finance Ltd., or Vivid Finance, a company controlled by Mr. Economou, to act as a consultant on financing matters relating to us and our subsidiaries. If any of these conflicts of interest are not resolved in our favor, this could have a material adverse effect on our business.

Furthermore, the indenture governing our Senior Secured Notes contains restrictions on our ability and the ability of our Restricted Subsidiaries (as defined in the indenture), including Drill Rigs Holdings, the issuer of the Senior Secured Notes, to engage in transactions with, or make certain payments to, affiliates. These restrictions do not prohibit us or any Restricted Subsidiary from entering into a management agreement with an affiliate, including DryShips and any of its subsidiaries, for the provision of drilling unit management services (and the making of payments thereunder) that is entered into in the ordinary course of business and that is in line with industry standards, so long as such agreement has been approved by a majority of the disinterested directors.

We are a "foreign private issuer", which could make our common shares less attractive to some investors or otherwise harm our stock price.
We are, and after giving effect to the Redomiciliation will continue to be, a "foreign private issuer," as such term is defined in Rule 405 under the Securities Act. As a "foreign private issuer" the rules governing the information that we disclose differ from those governing U.S. corporations pursuant to the Exchange Act. We are not required to file quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence. In addition, our officers and directors are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchase and sales of our securities. Our exemption from the rules of Section 16 of the Exchange Act regarding sales of ordinary shares by insiders means that you will have less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act. Moreover, we are exempt from the proxy rules, and proxy statements that we distribute will not be subject to review by the SEC. Accordingly there may be less publicly available information concerning us than there is for other U.S. public companies. These factors could make our common shares less attractive to some investors or otherwise harm our stock price.
Risks Relating to Our Common Shares
We cannot assure you that an active and liquid public market for our common shares will continue.
Our common shares commenced "regular way" trading on the NASDAQ Global Select Market on October 6, 2011 and commenced trading in the Norwegian OTC market maintained by the Norwegian Security Dealers Association in December 2010. We will seek, and expect to receive, approval from the NASDAQ Global Select Market to trade the common shares of Ocean Rig (Cayman Islands) under the same system "ORIG" after the Redomiciliation. We cannot assure you that an active and liquid public market for our common shares will continue.
Since 2008, the U.S. stock market has experienced extreme price and volume fluctuations. In addition, the offshore drilling industry has been highly unpredictable and volatile. If the volatility in the market or the offshore drilling industry continues or worsens, it could have an adverse effect on the market price of our common stock and may impact a potential sale price if holders of our common stock decide to sell their shares.
The market price of our common stock may be influenced by many factors, many of which are beyond our control, including the following:
•	actual or anticipated variations in our operating results;
•	changes in our cash flow, EBITDA or earnings estimates;
•	changes in the price of oil;
•	publication of research reports about us or the industry in which we operate;
•	increases in market interest rates that may lead purchasers of common shares to demand a higher expected yield which, would mean our share price would fall;
•	changes in applicable laws or regulations, court rulings and enforcement and legal actions;

•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant contracts, acquisitions or capital commitments;
•	adverse market reaction to any increased indebtedness we incur in the future;
•	additions or departures of key personnel;
•	actions by institutional stockholders;
•	speculation in the press or investment community;
•	terrorist attacks;
•	economic and regulatory trends; and
•	general market conditions.
As a result of these and other factors, investors in our common stock may not be able to resell their shares at or above the price they paid for such shares or at all. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance.
Future sales of our common shares could have an adverse effect on our share price.
In order to finance the currently contracted and future growth of our fleet, we will have to incur substantial additional indebtedness and possibly issue additional equity securities. Future common share issuances, directly or indirectly through convertible or exchangeable securities, options or warrants, will generally dilute the ownership interests of our existing common stockholders, including their relative voting rights, and could require substantially more cash to maintain the then existing level, if any, of our dividend payments to our common stockholders, as to which no assurance can be given. Preferred shares, if issued, will generally have a preference on dividend payments, which could prohibit or otherwise reduce our ability to pay dividends to our common stockholders. Our debt will be senior in all respects to our common shares, will generally include financial and operating covenants with which we must comply and will include acceleration provisions upon defaults thereunder, including our failure to make any debt service payments, and possibly under other debt. Because our decision to issue equity securities or incur debt in the future will depend on a variety of factors, including market conditions and other matters that are beyond our control, we cannot predict or estimate the timing, amount or form of our capital raising activities in the future. Such activities could, however, cause the price of our common shares to decline significantly.
As of the date of this prospectus, our Chairman, President and Chief Executive Officer, Mr. George Economou, was deemed to beneficially own 7,421,860, or approximately 9.0% of our outstanding common shares and our Executive Vice President, Mr. Anthony Kandylidis, was deemed to beneficially own 1,684,512, or 2.0%, of our outstanding common shares based on an outstanding share amount of 82,586,851. Under Cayman Islands law, shares held by a subsidiary have all of the rights attached to that class of shares including voting rights. As such, based an outstanding share amount of 138,666,384, these percentages would go down to 5.4% and 1.2%, respectively. The common shares beneficially owned by Mr. Economou are "restricted securities" within the meaning of Rule 144 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and may not be transferred unless they have been registered under the Securities Act or an exemption from registration is available. Upon satisfaction of certain conditions, Rule 144 permits the sale of certain amounts of restricted securities six months following the date of acquisition of the restricted securities from us. As our common shares become eligible for sale under Rule 144, the volume of sales of our common shares on applicable securities markets may increase, which could reduce the market value of our common shares.
Under Cayman Islands law, shares held by a subsidiary have all of the rights attached to that class of shares including voting rights. As such, if Ocean Rig Investments Inc. participates in general or extraordinary meetings, your voting power will be diluted.
Under Cayman Islands law, shares held by a subsidiary have all of the rights attached to that class of shares including voting rights which is not the case for a company incorporated in the Republic of the Marshall Islands. If Ocean Rig Investments Inc. participates in general or extraordinary meetings, and votes the 56,079,533 common shares it currently holds, your voting power will be diluted.

FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with such safe harbor legislation.
This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views and assumptions with respect to future events and financial performance and are subject to risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical or present facts or conditions. The words "believe," "anticipate," "intend," "estimate," "forecast," "project," "plan," "potential," "may," "should," "expect" and similar expressions identify forward-looking statements.
The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish the expectations, beliefs or projections described in the forward-looking statements contained in this prospectus.
In addition to these important factors and matters discussed elsewhere in this registration statement, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include factors related to:
•	the offshore drilling market, including supply and demand, utilization rates, dayrates, customer drilling programs, commodity prices, effects of new drilling units on the market and effects of declines in commodity prices and downturn in global economy on market outlook for our various geographical operating sectors and classes of drilling units;
•	hazards inherent in the offshore drilling industry and marine operations causing personal injury or loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage, claims by third parties or customers and suspension of operations;
•	customer contracts, including contract backlog, contract commencements, contract terminations, contract option exercises, contract revenues, contract awards and drilling unit mobilizations, performance provisions, newbuildings, upgrades, shipyard and other capital projects, including completion, delivery and commencement of operations dates, expected downtime and lost revenue;
•	political and other uncertainties, including political unrest, risks of terrorist acts, war and civil disturbances, piracy, significant governmental influence over many aspects of local economies, seizure, nationalization or expropriation of property or equipment;
•	repudiation, nullification, termination, modification or renegotiation of contracts;
•	limitations on insurance coverage, such as war risk coverage, in certain areas;
•	foreign and U.S. monetary policy and foreign currency fluctuations and devaluations;
•	the inability to repatriate income or capital;
•	complications associated with repairing and replacing equipment in remote locations;

•	import-export quotas, wage and price controls imposition of trade barriers;
•	regulatory or financial requirements to comply with foreign bureaucratic actions, including potential limitations on drilling activity;
•	changing taxation policies and other forms of government regulation and economic conditions that are beyond our control;
•	the level of expected capital expenditures and the timing and cost of completion of capital projects;
•	our ability to successfully employ both our existing and newbuilding drilling units, procure or have access to financing, ability to comply with loan covenants, liquidity and adequacy of cash flow for our obligations;
•	continued borrowing availability under our debt agreements and compliance with the covenants contained therein;
•	our substantial leverage, including our ability to generate sufficient cash flow to service our existing debt and the incurrence of substantial indebtedness in the future;
•	factors affecting our results of operations and cash flow from operations, including revenues and expenses, uses of excess cash, including debt retirement, dividends, timing and proceeds of asset sales, tax matters, changes in tax laws, treaties and regulations, tax assessments and liabilities for tax issues, legal and regulatory matters, including results and effects of legal proceedings, customs and environmental matters, insurance matters, debt levels, including impacts of the financial and credit crisis;
•	the effects of accounting changes and adoption of accounting policies;
•	recruitment and retention of personnel;
•	our realization of the expected benefits of the Redomiciliation; and
•	other important factors described under "Risk Factors."
We caution readers of this prospectus not to place undue reliance on these forward-looking statements.
All forward-looking statements made in this prospectus are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this prospectus, and we expressly disclaim any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, changes in future operating results over time or otherwise.
Please note in this prospectus, "we," "us," "our," "Ocean Rig UDW" and "the Company," all refer to Ocean Rig UDW Inc. and its subsidiaries, unless the context otherwise requires.

SHARE HISTORY AND MARKETS
Since October 6, 2011, the primary trading market for our common shares has been the NASDAQ Global Select Market, on which our shares are listed under the symbol "ORIG." On September 19, 2011 our common shares began "when issued" trading and on October 6, 2011 commenced "regular way" trading on the NASDAQ Global Select Market. The secondary trading market for our common shares is the Norwegian OTC Market, on which our common shares have been trading since the pricing of a private offering on December 15, 2010. You should carefully review the high and low prices of our common shares in the tables for the months, quarters and years indicated under the heading "Item 9. The Offer and Listing" in our Annual Report on Form 20-F for the year ended December 31, 2015, which is incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our unaudited ratio of earnings to fixed charges (or the dollar amount of the coverage deficiency in periods that earnings are inadequate to cover fixed charges) for each of the preceding five fiscal years. (1)
	Year Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2015
		(in thousands of US dollars)
Earnings
Pre-tax income/(loss) from continuing operations	$122,726	$(88,379)	$107,914	$337,626	$179,830
Add: Fixed charges	111,697	151,562	286,056	337,473	303,385
Less: Capitalized interest	(57,761)	(44,951)	(65,492)	(37,342)	(26,055)
Add: Current period amortization of interest capitalized in prior periods	1,723	3,155	3,596	6,879	8,232
Total Earnings	$178,385	$21,387	$332,074	$644,636	$465,392

Fixed Charges
Interest expensed and capitalized	$$93,919	$138,618	$247,259	$294,478	$279,352
Amortization and write-off of debt issue cost and discount relating to convertible notes	17,778	12,944	38,797	42,995	24,033
Total Fixed Charges	$111,697	$151,562	$286,056	$337,473	$303,385

Ratio of Earnings to Fixed Charges	1.6	-	1.2	1.9	1.5
Dollar amount of the coverage deficiency in Earnings to Fixed Charges	N/A	130,175	N/A	N/A	N/A

(1)	We have not issued any preferred shares as of the date of this prospectus, or during any periods covered by the above table.

CAPITALIZATION
Each prospectus supplement will include information on the Company's consolidated capitalization.

USE OF PROCEEDS
We intend to use net proceeds from the sale of securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of our common shares by selling shareholders.

PLAN OF DISTRIBUTION
We or any selling shareholder may sell or distribute our securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we or the selling shareholders may sell our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	trading plans entered into by the selling shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.
In addition, we or the selling shareholders may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us or the selling shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).  In addition, we or any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The selling shareholders and any broker-dealers or other persons acting on our behalf or on the behalf of the selling shareholders that participate with us or the selling shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have informed, or will inform, the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re allowed or paid to dealers. Furthermore, we, our executive officers, our directors and the selling shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Select Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold under this prospectus.

SELLING SHAREHOLDERS
The selling shareholders, who will be named in a prospectus supplement, may offer and sell from time to time pursuant to this registration statement, an aggregate of up to 86,051,001 of our common shares that were previously issued: (i) in private placements that occurred (a) on inception of the Company in December 2010 or (b) between August 2011 and February 2013; (ii) pursuant to share dividends in October 2011; and (iii) pursuant to restricted stock awards granted under the equity incentive plan dated March 21, 2012, as amended, which most recently were issued in January 2015. We will not receive any of the proceeds from any sale of our common shares by any of the selling shareholders.

ENFORCEMENT OF CIVIL LIABILITIES
We are a Cayman Islands company and our principal administrative offices are located outside the United States in Nicosia, Cyprus. All of our directors, officers and the experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

DESCRIPTION OF CAPITAL STOCK
For purposes of the description of the Company's capital stock below, references to "us," "we" and "our" refer only to Ocean Rig UDW Inc. and not any of our subsidiaries. Please see our second amended and restated articles of incorporation and second amended and restated bylaws, copies of which are exhibits to our registration statement on Form F-4, dated August 1, 2011 and incorporated by reference herein. The form of new amended and restated memorandum and articles of association of Ocean Rig (Cayman Islands) expected to be adopted within ninety days after the effectiveness of the Redomiciliation, or July 13, 2016, is filed as Exhibit 3.4 to the registration statement on Form F-4 filed with the Commission on March 16, 2016.
Purpose
We are incorporated as an exempted company with limited liability under Cayman Islands law. Within ninety days of our Redomiciliation, or July 13, 2016, and upon approval by our shareholders, our affairs will be governed by the provisions of our amended and restated memorandum and articles of association, as may be further amended and restated from time to time, and by the provisions of the Companies Law (2013 Revision) of the Cayman Islands, or Companies Law. Currently, our affairs are governed by our second amended and restated articles of incorporation and by the Companies Law.
Authorized Capitalization
Under our second amended and restated articles of incorporation, our authorized capital stock consists of 1,000,000,000 common shares, par value $0.01 per share, and 500,000,000 preferred shares, par value $0.01 per share.
As of the date of this registration statement, 160,888,606 common shares were issued, of which 82,586,851 common shares were outstanding. Under Cayman Islands law, shares held by a subsidiary have all of the rights attached to that class of shares including voting rights. As such, the number of shares outstanding above excluded the 56,079,533 common shares currently held by Ocean Rig Investments Inc. which would be considered outstanding and would be entitled to vote at meetings of shareholders. No preferred shares were issued and outstanding. All of our common shares are in registered form.
Share History
On May 3, 2011, following the approval by our board of directors and shareholders, we amended and restated our amended and restated articles of incorporation, among other things, to increase our authorized share capital to 1,000,000,000 common shares and 500,000,000 of preferred shares, each with a par value of $0.01 per share.
On March 20, 2012, we entered into a registration rights agreement with DryShips, pursuant to which DryShips has the right, subject to certain restrictions, to require us to register under the Securities Act a total of 97,301,755 common shares of the Company that it owned as of the date of the agreement.
On March 21, 2012, our board of directors adopted the Ocean Rig UDW Inc. 2012 Equity Incentive Plan, or the plan, and reserved a total of 2,000,000 common shares. Under the plan, officers, key employees, and directors are eligible to receive awards of stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock units and unrestricted stock.
On February 14, 2012, the compensation committee of our board of directors approved the award of an aggregate of 112,950 restricted common shares under the plan to members of our management and employees of the Company, which vested over a period of three years, one third on each of December 31, 2012, 2013 and 2014.

On May 15, 2012 the compensation committee of our board of directors approved the grant of 4,500 shares of non-vested common stock to an officer as an additional bonus for his services rendered during 2011. At the same time, the compensation committee also approved the grant of 28,200 shares of non-vested common stock to new recruited employees as a sign-up stock bonus. The shares vested over a period of three years, one third on each of December 31, 2012, 2013 and 2014.
On December 5, 2012, 7,500 shares were awarded to an officer of the Company and the shares vested on March 2013.
On May 16, 2013, the compensation committee of our board of directors approved the grant of 192,400 shares of non-vested common stock to the Company's employees. The shares vest over a period of three years.
On August 20, 2013 the compensation committee of our board of directors approved the grant of 150,000 shares of the Company's common stock to Azara Services S.A., or Azara, pursuant to a consultancy agreement with Azara effective January 1, 2013, relating to the services of Mr. George Economou as Chief Executive Officer of the Company. The shares vest over a period of two years, with 50,000 shares vesting on the grant date.
On March 31, 2014, the compensation committee of our board of directors approved the grant of 161,200 shares of non-vested common stock to employees of the Company. The shares vest over a period of three years.
On August 19, 2014, the compensation committee of our board of directors approved a bonus of 150,000 shares of the Company's common stock to Azara, pursuant to a consultancy agreement with Azara effective January 1, 2013, relating to the services of Mr. George Economou as Chief Executive Officer of Ocean Rig during 2013. The shares vest over a period of three years, one third on each of December 31, 2014, 2015 and 2016, respectively.
On November 4, 2014, the compensation committee of our board of directors approved the grant of 45,450 shares of non-vested common stock to employees of the Company. The shares vest over a period of three years.
On December 30, 2014, the compensation committee of our board of directors approved a bonus in the form of 300,000 shares to be granted to Azara for the contribution of Mr. George Economou for Chief Executive Officer's services rendered during 2014. The shares vest over a period of three years, one third on each of December 31, 2015, 2016 and 2017.
On April 29, 2015, the compensation committee of our board of directors approved the grant of 173,200 shares of non-vested common stock to the Company's employees. The shares vest over a period of three years. The stock-based compensation is being recognized to expenses over the vesting period and based on the fair value of the Company's shares on the grant date of $7.24 per share.
On August 5, 2015, the compensation committee of our board of directors approved the grant of 13,502 shares of non-vested common stock to the Company's employees. The shares vest over a period of three years. The stock-based compensation is being recognized to expenses over the vesting period and based on the fair value of the Company's shares on the grant date of $3.19 per share.
As of December 31, 2015, 609,887 shares have vested under the plan, while 235,576 shares were forfeited due to employees' resignations.
On April 5, 2016, we purchased, through our restricted subsidiary, Ocean Rig Investments Inc., all 56,079,533 common shares held in our Company by DryShips Inc. for $0.89 per share. As a result, DryShips Inc. no longer holds any equity interests in our Company and no registrable securities under the registration rights agreement we entered into with DryShips on March 20, 2012 remain outstanding.
On April 14, 2016, we completed the redomiciliation of the Company from the Republic of the Marshall Islands to the Cayman Islands.

Description of Common Shares
Under our second amended and restated articles of incorporation and second amended and restated bylaws, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of our common shares will be entitled to receive ratably all dividends, if any, declared by the board of directors out of funds legally available for dividends. Holders of our common shares will not have conversion, redemption or pre-emptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common shares will be subject to the rights of the holders of any of our preferred shares, which we may issue in the future.
Description of Preferred Shares
Under our second amended and restated articles of incorporation, we are authorized to issue up to 500,000,000 of our preferred shares, par value $0.01 per share. Our second amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•	the designation of the series;
•	the number of shares of the series;
•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and
•	the voting rights, if any, of the holders of the series.
We have previously designated 8,000,000 shares of our preferred shares as Series A Participating Preferred Shares in connection with the adoption of our Amended and Restated Stockholder Rights Agreement described under "—Preferred Share Purchase Rights."
Directors
Currently, our directors are elected by a plurality of the votes cast by shareholders entitled to vote in an election. There is no provision for cumulative voting. Our second amended and restated articles of incorporation provide that our board of directors must consist of at least one member, with the exact number to be fixed by a vote of at least two-thirds of the entire board of directors. Directors will be elected annually on a staggered basis, whereby each director will be divided into one of three classes, Class A, Class B and Class C, which shall be as nearly equal in number as possible. Each director shall serve for a three-year term and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. Our board of directors have the authority to fix the amounts which shall be payable to the members of our board of directors for attendance at any meeting or for services rendered to us.
Upon shareholder approval of our amended and restated memorandum and articles of association, our board of directors will be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire board of directors permits, with the term of office of one or another of the three classes expiring each year. The board of directors will be divided into three classes, with the term of office of the first class initially having expired at the 2011 annual general meeting of shareholders, with the term of office of the second class having expired at the 2012 annual general meeting of shareholders and the term of office of the third class having expired at the 2013 annual general meeting of shareholders. Having commenced with the 2011 annual general meeting of shareholders, the directors elected at an annual general meeting of shareholders to succeed those whose terms then expire will be identified as being directors of the same class as the directors whom they succeed, and each of them will hold office until the third succeeding annual general meeting of shareholders and until such director's successor is elected and has qualified. To the extent permitted by law, directors will be elected by a plurality of votes cast at a meeting of shareholders by the holders entitled to vote in the election and otherwise by a resolution passed by a simple majority of the shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a shareholder meeting.

Shareholder Meetings
Under our current second amended and restated bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. One or more shareholders representing at least one-third of the total voting rights of the total issued and outstanding shares present in person or by proxy at a shareholder meeting shall constitute a quorum for the purposes of the meeting.
Under our Cayman Islands governed amended and restated memorandum and articles of association which we shall adopt within ninety days of the effective date of the Redomiciliaition, or July 13, 2016, we will have an annual general meeting of its shareholders and the annual general meeting of shareholders will be held on such day and at such time and place within or outside of the Cayman Islands as the board of directors may determine for the purpose of electing directors and of transacting such other business as may be property brought before the meeting at a time and place selected by our board of directors. All general meetings, other than annual general meetings, are called extraordinary general meetings, or Extraordinary General Meetings.
Notice of every annual and Extraordinary General Meetings of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, and in the case of Extraordinary General Meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail, telefax, telegraph, cablegram, telex, or teleprinter at least fifteen (15) but not more than sixty (60) calendar days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his address as the same appears on the record of shareholders of the Company or at such address as to which the shareholder has given notice to the Secretary. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him. At all meetings of shareholders for the transaction of business, except as otherwise expressly provided by law, there must be present either in person or by proxy shareholders of record holding at least one-third of the shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum.
Dissenters' Rights of Appraisal and Payment
A dissenting shareholder who employs the procedure under section 238 of the Companies Law is entitled to be paid the fair value of its shares upon dissenting from a merger or consolidation. These rights of a dissenting shareholder are not available in certain circumstances, for example, (i) to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or (ii) where the consideration for such shares to be contributed are shares of the surviving or consolidated company (or depositary receipts in respect thereof) or shares of any other company (or depositary receipts in respect thereof) which are listed on a national securities exchange or designated as a national market system security on a recognized interdealer quotation system or held of record by more than 2,000 holders.
The Companies Law sets out the power to acquire the shares of dissenting shareholders following acceptance of a takeover offer in respect of at least 90% in value of the shares subject to the offer.
Fair value" may be determined by agreement between the dissenter and the Company or, if they are unable to reach agreement, "fair value" may be determined by the Cayman Islands Court. The court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached.

Shareholders' Derivative Actions
Under the Companies Law, the proper plaintiff in an action in respect of a wrong alleged to be done to a company is, prima facie, the company itself (by its board of directors, or liquidators, or possibly the company in general meeting), not an individual shareholder. Accordingly, generally, if a wrong has been done to the Company by its directors, an individual shareholder cannot bring an action in respect of an irregularity if the irregularity is capable of being waived or ratified by an ordinary resolution of the company in general meeting. Where the breach is not waivable or ratifiable, a minority shareholder may bring an action for relief for the benefit of the Company if the relevant circumstances fall within one of the following exceptions: (i) the alleged act is illegal or ultra vires; (ii) the transaction complained of could be validly done or sanctioned only by a special resolution or special majority of shareholders and such sanction was not obtained; and (iii) what has been done amounts to fraud on the minority and the wrongdoers are themselves in control of the Company.
Limitations on Liability and Indemnification of Officers and Directors
Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
Under our amended and restated memorandum and articles of association, Every director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former director and former officer of the Company, an Indemnified Person, shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default.  No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person.  No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a final and un-appealable finding to that effect.
The directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.
Anti-takeover Effect of Certain Provisions of our Articles of Incorporation and Bylaws
Several provisions of the second amended and restated articles of incorporation and second amended and restated bylaws may have anti-takeover effects. These provisions will be intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors. Several provisions of the Cayman Islands amended and restated memorandum and articles of association which we will adopt, will have anti-takeoover effects substantially similar to our current provisions.

Blank Check Preferred Shares
Under the terms of our second amended and restated articles of incorporation, our board of directors will have the authority, without any further vote or action by our shareholders, to issue up to 500,000,000 of our blank check preferred shares. Our board of directors will be entitled to issue our preferred shares on terms calculated to discourage, delay or prevent a change of control of us or the removal of our management.
Classified Board of Directors
Our second amended and restated articles of incorporation provide that our board of directors serve staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. The classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.
Election and removal of directors
Our second amended and restated articles of incorporation prohibit cumulative voting in the election of directors and our second amended and restated bylaws require our shareholders to give advance written notice of nominations for the election and removal of directors. Our second amended and restated articles of incorporation will also provide that our directors may be removed only for cause upon the affirmative vote of not less than two-thirds of the outstanding shares of the capital stock entitled to vote generally in the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Our Cayman Islands amended and restated memorandum and articles of association, which we will adopt will prohibit cumulative voting in the election of directors and require our shareholders to give advance written notice of nominations for the election and removal of directors. Our amended and restated memorandum and articles of association will also provide that our directors may be removed only for Cause (as defined below) and only upon an Enhanced Special Resolution (as defined below) passed at a meeting of shareholders called for that purpose or by unanimous written resolution. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
"Cause", as will be defined in our amended and restated memorandum and articles of association, means actual fraud or willful default of the part of a director of the Company (and, for the avoidance of doubt, no person shall be found to have committed actual fraud or willful default unless or until a court of competent jurisdiction shall have made a final and un-appealable finding to the effect).
"Enhanced Special Resolution", as will be defined in our amended and restated memorandum and articles of association, means a resolution (i) passed by a majority of at least two-thirds of the outstanding shares as, being entitled to do so, vote in person or by proxy, voting by poll only and not by a show of hands, at a shareholder meeting of which notice specifying the intention to propose the resolution as an enhanced special resolution has been duly given; or (ii) which has been approved in writing by all of the members entitled to vote at a shareholder meeting of the company in one or more instruments each signed by one or more of the members aforesaid, and the effective date of the enhanced special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.
Limited Actions by Shareholders
Under our amended and restated articles of incorporation and our second amended and restated bylaws, any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our second amended and restated bylaws provide that, unless otherwise prescribed by law, only a majority of our board of directors, the Chairman of our board of directors or our executive officers who are also directors may call special meetings of our shareholders, and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting.

Under our Cayman Islands amended and restated memorandum and articles of association which we will adopt, any action required or permitted to be taken by our shareholders must be effected at an annual general meeting or Extraordinary General Meeting of shareholders or by the unanimous written consent of our shareholders. Our amended and restated memorandum and articles of association provide that, unless otherwise prescribed by law, only the Chairman of our board of directors, a majority of the board of directors or any officer of the Company who is also a director may call an Extraordinary General Meeting of our shareholders, and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling an Extraordinary General Meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual general meeting.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our second amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one year anniversary of the preceding year's annual meeting of shareholders. Our second amended and restated bylaws will also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders. Our Cayman Islands amended and restated memorandum and articles of associate which we will adopt will include substantially similar notice provisions for shareholder proposals and director nominations.

Preferred Share Purchase Rights
Currently, our common share includes one right, which we refer to as a Right, that entitles the holder to purchase from us a unit consisting of one-thousandth of a share of the Company's Series A Participating Preferred Stock, or the Preferred Stock, at an exercise price of $100.00 per unit, or the Exercise Price, subject to specified adjustments. The Rights were issued pursuant to a preferred share purchase rights agreement dated June 3, 2011, or the Rights Agreement, and American Stock Transfer & Trust Company, LLC is the rights agent under the assigned Rights agreement, or the Rights Agent. Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other shareholder rights.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our Board. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our Board can approve a redemption of the Rights for a permitted offer, the Rights should not interfere with a merger or other business combination approved by our Board. We have summarized the material terms and conditions of the Rights Agreement and the Rights below. For a complete description of the Rights, we encourage you to read the Rights Agreement, which we have filed as an exhibit to the registration statement of which this prospectus is a part.
Detachment of the Rights
The Rights are attached to all certificates representing our currently outstanding common stock and will attach to all common stock certificates we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire at the close of business on the tenth anniversary date of the adoption of the rights plan, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:
•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company's common stock or

•	the 10th business day (or such later date as determined by the Board) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company's common stock.
Any person or group who acquires ownership of 15% or more of the Company's common stock shall be deemed an "Acquiring Person," but shall not include the Company, or anyone excepted from such definition in the Rights Agreement.
Persons who are the beneficial owner of 15% or more of the Company's common stock on the effective date of the Rights Agreement are excluded from the definition of Acquiring Person, until such time as they acquire an additional 5% of our outstanding common stock for purposes of the Rights, and therefore until such time, their ownership cannot trigger the Rights. Specified "inadvertent" owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common shares by us, will not become acquiring persons as a result of those transactions, as described in detail in the Rights Agreement.
Our Board may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of common shares.
Until the Rights distribution date:
•	our common stock certificates will evidence the Rights, and the Rights will be transferable only with those certificates; and
•	any new common share will be issued with Rights and new certificates will contain a notation incorporating the Rights agreement by reference.

As soon as practicable after the Rights distribution date, the Rights agent will mail certificates representing the Rights to holders of record of common shares at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.
We will not issue Rights with any common shares we issue after the Rights distribution date, except as our Board may otherwise determine.
Flip-In Event
A "flip-in event" will occur under the Rights Agreement when a person becomes an Acquiring Person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an Acquiring Person pursuant to a merger or other acquisition agreement that has been approved by our Board prior to that person becoming an Acquiring Person.
If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading "Redemption of Rights" below or, if the Acquiring Person acquires less than 50% of our outstanding common stock and we do not exchange the Rights as described under the heading "Exchange of Rights" below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of common shares, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such Right.
When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an Acquiring Person or specified related parties will become void in the circumstances the Rights Agreement specifies.

Flip-Over Event
A "flip-over event" will occur under the Rights Agreement when, at any time after a person has become an Acquiring Person:
•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or
•	50% or more of our assets or earning power is sold or transferred.
If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading "Flip-In Event" above, will have the Right to receive the number of common shares of the acquiring company which has a current market price equal to two times the exercise price of such Right.
Antidilution
The number of outstanding Rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the Exercise Price of the Rights until cumulative adjustments amount to at least 1% of the Exercise Price. The Rights Agreement does not require us to issue fractional shares of our preferred shares that are not integral multiples of one-thousandth of a share, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.
Redemption of Rights
At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.001 per Right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or common shares. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our Board timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.
Exchange of Rights
We may, at our option, exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one common share per Right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing shareholders becoming the beneficial owner of 50% or more of our outstanding common shares for the purposes of the Rights Agreement.
Amendment of Terms of Rights
During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights agreement, other than to decrease the redemption price, only as follows:
•	to cure any ambiguity, defect or inconsistency;
•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any Acquiring Person; or
•	to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption and we may only lengthen any time period for the purpose of protecting, enhancing or clarifying the right of and/or the benefits to the holders of Rights (other than the Acquiring Person).

Transfer Agent
The U.S. transfer agent for our common shares is American Stock Transfer & Trust Company LLC. The registrar and transfer agent for our common shares held through the Norwegian VPS is Nordea Bank Norge ASA.
Comparison of the Republic of the Marshall Islands to Cayman Islands Corporate Law
Upon effectiveness of the Redomiciliation, our current amended and restated articles of incorporation and bylaws will initially remain in effect, but governed by Cayman Islands law instead of Marshall Islands law. Within ninety days after the effectiveness of the Redomiciliation, we must adopt a new memorandum and articles of association under Cayman Islands law. The new memorandum and articles of association, together with the certificate of registration by way of continuation, will replace our current amended and restated articles of incorporation and bylaws as our constitutional documents after the Redomiciliation. The form of new amended and restated memorandum and articles of association of Ocean Rig (Cayman Islands) are expected to be adopted within ninety days after the effectiveness of the Redomiciliation and are filed as Exhibit 3.4 to the our registration statement on Form F-4, filed with the Commission on March 16, 2016, and incorporated by reference herein.
Although we anticipate that the new memorandum and articles of association under Cayman Islands law will comprise substantially the same rights and protections for our shareholders and creditors as those they currently have under Marshall Islands law and our current constitutional documents, there will be some differences between our new constitutional documents and Cayman Islands law, on one hand, and our current constitutional documents and Marshall Islands law, on the other hand, that may affect the rights of shareholders. Set forth below is a comparison of select provisions of the corporate laws of the Republic of the Marshall Islands and of the Cayman Islands showing the default positions in each jurisdiction that will govern the company and our shareholders to the extent not otherwise provided for in our constitutional documents.

Marshall Islands	Cayman Islands

Shareholder Meetings

An annual meeting of shareholders shall be held for the election of directors on a date and at a time designated by or in the manner provided in the bylaws. Any other proper business may be transacted at the annual meeting.

Under Cayman Islands law, no requirement to hold an annual general meeting, but a company may determine to do so pursuant to its articles of association
Special meetings of the shareholders may be called by the Board of Directors or by such person or persons as may be authorized by the articles of incorporation or by the by-laws.
Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association.

Meetings may be held at such time and place as designated in the by-laws and may be held in or outside of the Republic of the Marshall Islands.
Notice:
•    Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting.

•    A copy of the notice of any meeting shall be given personally or sent by neither mail not less than 15 nor more than 60 days before the meeting.

Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person to act for him by proxy.

Marshall Islands	Cayman Islands

Amending Constitutional Documents

The amending and restating of the articles of incorporation may be authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders or by written consent of all shareholders entitled to vote thereon.

Except as otherwise provided in the articles of incorporation, bylaws may be amended, repealed or adopted by vote of the shareholders. If so provided in the articles of incorporation or a bylaw adopted by the shareholders, bylaws may also be amended, repealed or adopted by the board of directors, but any bylaw adopted by the directors may be amended or repealed by shareholders entitled to vote thereon.
Under Cayman Islands law, amended and restated memorandum and articles of association may only be amended by special resolution.

Shareholders' Rights

Any action required to be taken by a meeting of shareholders may be taken without a meeting if consent is in writing and is signed by all the shareholders entitled to vote with respect to the subject matter thereof.

Shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Any person authorized to vote may authorize another person or persons to act for him by proxy.
Unless otherwise provided in the articles of incorporation, a majority of shares entitled to vote constitutes a quorum. May be lowered to a quorum consisting of not fewer than one third of the shares entitled to vote at a meeting.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.
The articles of incorporation may provide for cumulative voting in the election of directors.	There are no prohibitions in relation to cumulative voting under Cayman Islands law

Although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Marshall Islands	Cayman Islands

Notwithstanding any provisions in the articles of incorporation, the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, and in addition to the authorization of an amendment by vote of the holders of a majority of all outstanding shares entitled to vote thereon, the amendment shall be authorized by vote of the holders of a majority of all outstanding shares of the class if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this section.

Under Cayman Islands law, if share capital is divided into more than one class of shares, the company may vary the rights attached to any class either with the written consent of the holders of 75% of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

The Companies Law sets out provisions regarding schemes of arrangement that may be approved by the court in relation to the company pursuant to which minority shareholders may be bound by the actions of the majority specified in such sections.

Supermajority / Special Resolutions

The articles of incorporation may contain provisions specifying either or both of the following:

(i)      that the proportion of shares, or the proportion of shares of any class or series thereof, the holders of which shall be present in person or by proxy at any meeting of shareholders in order to constitute a quorum for the transaction of any business or of any specified item of business, including amendments to the articles of incorporation, shall be greater than the proportion prescribed by this Act in the absence of such provision;

(ii)      that the proportion of votes of the holders of shares, or of the holders of shares of any class or series thereof, that shall be necessary at any meeting of shareholders for the transaction of any business or of any specified item of business, including amendments to the articles of incorporation, shall be greater than the proportion prescribed by this Act in the absence of such provision.

A resolution is a special resolution under Cayman Islands law when it has been passed (a) by either not less than two-thirds majority (or such higher majority or majorities as may be set out in the articles of association) of such members as, entitled to do so vote at a meeting in person or by proxy where the articles of association permit proxies or (b) by unanimous written resolution (if so authorized by the articles of association).

Under Cayman Islands law, the following matters require a special resolution: (i) amendment of the memorandum of association; (ii) reduction of share capital; (iii) amendment of or addition to the articles of association; (iv) adoption of articles of association where the memorandum of association has been adopted but it is unaccompanied by articles of association; (v) change of name of the Company; (vi) appointment of inspectors for the purpose of examining the affairs of the Company; (vii) requiring the Company to be wound up by the Court; (viii) placing the Company into voluntary liquidation; (ix) recalling a voluntary liquidation that has been commenced by a special resolution; (x) registration of a company as an exempted limited duration company; (xi) approval of the amended memorandum of association to extend duration of an exempted limited duration company such that it ceases to be a limited duration company; (xii) powers for registrants to make amendments to charter documents to ensure that they comply with the Companies Law (2013 Revision) of the Cayman Islands; (xiii) approval of re-registration of an ordinary non-resident company as a company; and (xiv) authorization of a plan of merger by the members of each Cayman Islands constituent company.

Under Cayman Islands law, the following matters may be dealt with by ordinary resolution (however, the articles of association of the Company may provide that these matters require a special resolution): (i) increase the share capital;

An amendment of the articles of incorporation which adds a provision permitted by this section or which changes or strikes out such a provision, shall be authorized at a meeting of shareholders by vote of the holders of two-thirds of all outstanding shares entitled to vote thereon, or of such greater proportion of shares, or class or series of shares, as may be provided specifically in the articles of incorporation for adding, changing, or striking out a provision permitted by this section.

A sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the usual or regular course of the business actually conducted by such corporation, requires approval of the board and the board's submission to a vote of shareholders. At such meeting the shareholders may authorize such sale, lease, exchange or other disposition and may fix or may authorize the board to fix any or all terms and conditions thereof and the consideration to be received by the corporation

Marshall Islands	Cayman Islands

therefore. Such authorization shall require the affirmative vote of the holders of two-thirds of the shares of the corporation entitled to vote thereon unless any class of shares is entitled to vote thereon as a class, in which event such authorization shall require the affirmative vote of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

(ii) consolidate and divide all or any of its share capital into shares or larger amount than its existing shares; (iii) convert all or any of its paid-up shares into stock and re-convert that stock into paid-up shares of any denomination; (iv) subdivision of its existing shares; (v) cancel any of its existing shares that have not been taken by any person; (vi) authorize shares at a discount; (vii) authorize manner of repurchase of shares; (viii) placing a company into voluntary winding up because the company is unable to pay its debts as they fall due; (ix) removal of a voluntary liquidator; (x) accepting the resignation of a voluntary liquidator; (xi) fixing the rate and the amount of a liquidator's remuneration; and (xii) approval of de-registration from the Cayman Islands.

Shares

A restriction on the transfer of shares of a corporation may be imposed either by the articles of incorporation or by the bylaws or by an agreement among any number of shareholders or among such holders and the corporation. No restriction so imposed shall be binding with respect to shares issued prior to the adoption of the restriction unless the holders of the shares are parties to an agreement or voted in favor of the restriction. Any restriction which absolutely prohibits the transfer of shares shall be null.

No governmental approval is required for a transfer of securities in a Cayman Islands company which is not required to be regulated as a bank, trust company, mutual fund administrator, insurance company, company manager or broker/dealer/adviser.

Every corporation shall have power to issue the number of shares stated in its articles of incorporation. Such shares may be of one or more classes or one or more series within any class thereof, any or all of which classes may be of shares with par value or shares without par value, and may be registered or bearer shares, with such voting powers, full or limited, or without voting powers and in such series and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereon as shall be stated in the articles of incorporation or in the resolution providing for the issue of such shares adopted by the board of directors pursuant to authority expressly vested in it by the provisions of the articles of incorporation.

(1) A corporation, subject to any restrictions contained in its articles of incorporation, may purchase its own shares or redeem its redeemable shares out of surplus except when currently the corporation is insolvent or would thereby be made insolvent.

Fully paid shares may be redeemed or repurchased if the articles of association so provide, and repayment of par value or premium may be made out of profits available for distribution the share premium account or the proceeds of a fresh issue of shares. Share capital may be applied towards repayment of par value (notwithstanding that profits and/or share

Marshall Islands	Cayman Islands

(2) A corporation may purchase its own shares out of stated capital except when currently the corporation is insolvent or would thereby be made insolvent, if the purchase is made for the purpose of: (a) eliminating fractions of shares; (b) collecting or compromising indebtedness to the corporation; or (c) paying dissenting shareholders entitled to receive payment for their shares under sections 92 or 100 of the Associations Law.

(3) Subject to any restrictions contained in its articles of incorporation, a corporation may also redeem or purchase its redeemable shares out of stated capital except when currently the corporation is insolvent or would thereby be made insolvent and except when such redemption or purchase would reduce net assets below the stated capital remaining after giving effect to the cancellation of such redeemable shares.

(4) When its redeemable shares are purchased by a corporation within the period of redeemability, the purchase price thereof shall not exceed the applicable redemption price stated in the articles of incorporation. Upon a call for redemption, the amount payable by the corporation for shares having a cumulative preference on dividends may include the stated redemption price plus accrued dividends to the next dividend date following the date of redemption of such shares premium have not been fully exhausted) provided that the directors determine that the Company is able to pay its debts as they fall due immediately following the date of the redemption or repurchase.

A corporation may declare and pay dividends in cash, stock or other property on its outstanding shares, except when currently the corporation is insolvent or would thereby be made insolvent or when the declaration or payment would be contrary to any restrictions contained in the articles of incorporation. Dividends may be declared and paid out of surplus only; but in case there is no surplus, dividends may be declared or paid out of the net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year.

Dividends may be paid out of profits. "Profits" is not defined under the Companies Law (2013 Revision) of the Cayman Islands, but may be by the articles of association and common law and may include income and realized and unrealized gains. The share premium account may be used to fund a bonus issue and a cash dividend, subject to the Company being able to pay its debts as they fall due in the ordinary course of business immediately following the date of the dividend and if the articles of association so permit.

Treasury Shares and Shares Held by a Subsidiary Corporation

Treasury shares and shares of a parent corporation held by a subsidiary corporation are not entitled to vote or be counted in determining the total number of outstanding shares.	Shares of a parent company held by a subsidiary company are not characterised as treasury shares and are entitled to vote and be counted in determining the total number of outstanding shares.

Marshall Islands	Cayman Islands

Directors

Unless otherwise provided in the articles of incorporation, directors may be of any nationality and need not be residents of the Republic of the Marshall Islands or shareholders of the corporation. Directors of a resident corporation shall be natural persons. Non-resident corporations may appoint or elect directors which are corporations.
There is no requirement under Cayman Islands law to appoint Cayman Islands resident directors or officers, a resident representative or any other service providers in the Cayman Islands.

Directors shall discharge the duties of their respective positions in good faith and with that degree of diligence, care and skill which ordinarily prudent men would exercise under similar circumstances in like positions. In discharging their duties, directors and officers, when acting in good faith, may rely upon financial statements of the corporation represented to them to be correct by the president or the officer of the corporation having charge of its books or accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of such corporation.

Under Cayman Islands law, directors of the Company owe fiduciary duties to the Company, that is, duties of loyalty, honesty and good faith. Accordingly, (i) the directors must act bone fide in what they consider is in the best interests of the Company; (ii) the directors must exercise the powers that are vested in them for the purpose for which they were conferred and not for a collateral purposes; and (iii) since the powers of the directors are to be exercised by them in trust for the Company, they should not improperly fetter the exercise of future discretion. In addition, directors must not place themselves in a position in which there is a conflict between their duty to the Company and their personal interests. Accordingly, a director should not participate in a decision in circumstances where he has a potential conflict. This obligation, however, may be varied by the articles of association to permit the director to vote on a matter in which he has an interest provided that he has disclosed the nature of this interest to the board at the earliest opportunity.

Under Cayman Islands law, the directors of the Company also owe duties of care and skill to the Company. The duties of care and skill of a director of a Cayman Islands company are generally determined by both reference to the knowledge and experience actually possessed by the director and by reference to the skill, care and diligence as would be displayed by a reasonable director in those circumstances.

If a director breaches his fiduciary duties or duties of care, diligence and skill, he may be personally liable to the Company in damages. The measure of damages will be either the loss suffered by the Company or the improper profit made by the director. All directors who participate in the breach will be jointly and severally liable, although as between them they do have rights of contribution.

Marshall Islands	Cayman Islands

The Board of Directors must consist of at least one member.
The number of board members can be changed by an amendment to the by-laws, by the shareholders, or by action of the board under the specific provisions of a by-law.
If the Board of Directors is authorized to change the number of directors, it can only do so by a majority of the entire Board of Directors and so long as no decrease in the number shortens the term of any incumbent director.

Removal:
The articles of association may provide that any director or the entire Board of Directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of two-thirds or more of the issued and outstanding shares of common stock of the company entitled to vote generally in the election of directors.

Any or all of the directors may be removed for cause by vote of the shareholders.
If the articles of incorporation or the by-laws so provide, any or all of the directors may be removed without cause by vote of the shareholders.

Indemnification of Directors and Executive Officers and Limitation of Liability

The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors' fiduciary duties.

Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Mergers, Consolidations and Disposal of Assets

Any two or more domestic corporations may merge into a single corporation if approved by the board and if authorized by a majority vote of the holders of outstanding shares at a shareholder meeting.	The Companies Law (2013 Revision) of the Cayman Islands provides for the merger or consolidation of one or more Cayman Islands companies and one or more non-Cayman Islands companies.

Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation's usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a shareholder meeting.

Under Cayman Islands law, the directors of the Company may dispose of all or substantially all of the assets of the Company without the approval of the shareholders provided that the directors must act bone fide in what they consider is in the best interests of the Company

Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the shareholders of any corporation.

Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property may be authorized without the vote or consent of the shareholders, unless otherwise provided for in the articles of incorporation.

Marshall Islands	Cayman Islands

Dissenters' Rights of Appraisal

Shareholders have a right to dissent from any plan of merger or consolidation or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the appraised fair value of his shares is not available for the shares of any class or series of our stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders.

A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

•    Alters or abolishes any preferential right of any outstanding shares having preference; or

•    Creates, alters or abolishes any provision or right in respect to the redemption of any outstanding shares.

•    Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

•    Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

A dissenting shareholder who employs the procedure under section 238 is entitled to be paid the fair value of its shares upon dissenting from a merger or consolidation These rights of a dissenting shareholder are not available in certain circumstances, for example, (i) to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or (ii) where the consideration for such shares to be contributed are shares of the surviving or consolidated company (or depositary receipts in respect thereof) or shares of any other company (or depositary receipts in respect thereof) which are listed on a national securities exchange or designated as a national market system security on a recognized interdealer quotation system or held of record by more than 2,000 holders.

The Companies Law sets out the power to acquire the shares of dissenting shareholders following acceptance of a takeover offer in respect of at least 90% in value of the shares subject to the offer.

Fair value" may be determined by agreement between the dissenter and the Company or, if they are unable to reach agreement, "fair value" may be determined by the Cayman Islands Court. The court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached.

Books of Account

Every domestic corporation shall keep reliable and complete accounting records, to include correct and complete books and records of account. Accounting records must be sufficient to correctly explain all transactions, enable the financial position of the corporation to be determined with reasonable accuracy at any time, and allow financial statements to be prepared. A resident domestic corporation shall keep all accounting records and underlying documentation in the Republic of the Marshall Islands. All records required to be kept, retained, or maintained under this section shall be kept, retained, or maintained for a minimum of 5 years.

Directors are under a statutory obligation to maintain such books of account (including, where applicable, material underlying documentation including contracts and invoices) as give a "true and fair" view of the state of the Company's affairs and explain its transactions. The books of account need not necessarily be kept at the registered office of the Company, but must be retained for a minimum of 5 years from the date on which they are prepared.

Marshall Islands	Cayman Islands

Any person who knowingly or recklessly fails to keep, retain, or maintain records as required under this section shall be liable to a fine not exceeding $5,000, revocation of the corporation's articles of incorporation and dissolution, or both.
If the Company knowingly and willfully contravenes these requirements, the Company will be subject to a penalty of US$6,000.

Availability of Information to the Public

Any shareholder or holder of a voting trust certificate in person or by an attorney or other agent, may during the usual hours of business inspect, for a purpose reasonably related to his interests as a shareholder, or as the holder of a voting trust certificate, and make copies or extracts from the share register, books of account, and minutes of all proceedings.

Shareholders do not have a general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or corporate records. Subject to certain exemptions, none of the register of directors and officers, the register of mortgages and charges, the register of members and the memorandum and articles of association are public documents available for inspection, unless and to the extent provided otherwise in the articles of association of the Company. However, if requested to do so, the Company must make available the register of members to the Cayman Islands Tax Information Exchange Authority.

Any authorized inspection may be denied to a shareholder or other person who within 5 years old or offered for sale a list of shareholders of a corporation or aided or abetted any person in procuring for sale any such list of shareholders or who seeks such inspection for a purpose which is not in the interest of a business other than the business of the corporation or who refuses to furnish an affidavit attesting to this right to inspect under this section.

The right of inspection stated by this section may not be limited in the articles or bylaws.

Shareholder's Derivative Actions

An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.

The general rule is that the proper plaintiff in an action in respect of a wrong alleged to be done to a company is, prima facie, the company itself (by its board of directors, or liquidators, or possibly the company in general meeting), not an individual shareholder. Accordingly, generally, if a wrong has been done to the company by its directors, an individual shareholder cannot bring an action in respect of an irregularity if the irregularity is capable of being waived or ratified by an ordinary resolution of the company in general meeting

Marshall Islands	Cayman Islands

A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the Board of Directors or the reasons for not making such effort.
Where the breach is not waivable or ratifiable, a minority shareholder may bring an action for relief for the benefit of the company if the relevant circumstances fall within one of the following exceptions: (i) the alleged act is illegal or ultra vires; (ii) the transaction complained of could be validly done or sanctioned only by a special resolution or special majority of shareholders and such sanction was not obtained; and (iii) what has been done amounts to fraud on the minority and the wrongdoers are themselves in control of the company.

Such action shall not be discontinued, compromised or settled without the approval of the High Court of the Republic of The Marshall Islands.
Attorneys' fees may be awarded if the action is successful.
A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of less than $50,000.

Annual Requirements

Every domestic corporation and every foreign corporation authorized to do business in the Republic of the Marshall Islands shall pay an annual fee to the appropriate Registrar of Corporations in such amount as shall be prescribed from time to time by such Registrar
An annual return must be submitted to the Registrar of Companies in the Cayman Islands in January of each year, and the appropriate annual fee paid.

Unless otherwise regulations, there is no requirement under Cayman Islands law to appoint auditors or to file accounts with any Cayman Islands governmental authority. The matter is governed by the articles of association and the applicable listing rules.

Registered Office Requirements

Every domestic or foreign corporation shall designate a registered agent in the Republic of the Marshall Islands upon whom process against such entity or any notice or demand required or permitted by law to be served may be served. The agent for a corporation having a place of business in the Republic of the Marshall Islands shall be a resident domestic corporation having a place of business in the Republic of the Marshall Islands or a natural person, resident of and having a business address in the Republic of the Marshall Islands.

The Company must maintain a registered office in the Cayman Islands at which must be kept: (i) the register of mortgages and charges; and (ii) the register of directors (including any alternate directors) and officers. There is no requirement to maintain the minute book or the register of members of the Company in the Cayman Islands as a matter of Cayman Islands law.

The name of the Company must be displayed at the registered office.

Marshall Islands	Cayman Islands

Corporate Registers

If a shareholder or creditor of a resident domestic corporation, in person or by his attorney or agent, or a representative of either of the Registrars of Corporations or other government official makes a written demand on such corporation to inspect a current list of its directors and officers and their residence addresses, the corporation shall, within 2 business days after receipt of the demand and for a period of one 1 week thereafter, make the list available for such inspection at its office during usual business hours.

The register of directors and officers must give their names, addresses, date of appointment and date of resignation (note that the register must include alternate directors). The register is required by Cayman Islands law to be maintained at the registered office, but is not a public document.

Every domestic corporation shall keep an up-to-date record containing the names and addresses of all registered shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. In addition, any such corporation which issues bearer shares subject to the provisions of section 42 of the Association Law shall maintain a record of all certificates issued in bearer form, including the number, class, and dates of issuance of such certificates. A resident domestic corporation shall keep the records required to be maintained by this subsection at the office of the corporation in the Republic or at the office of its agent and Registrar in the Republic.

The register of members of the Company must contain the names and addresses of the members of the Company, the date on which the name of any person was entered on the register as a member and the date on which any person ceased to be a member. In the case of a company having share capital, the register also contains the number of shares held, the distinguishing number(s) (if any) of such shares, the amount paid (or considered as paid) on the shares, the date of issue, the date of transfer and the person to whom the shares are transferred. As the Company will be an exempted company under Cayman Islands law, the register is not a public document (but note that if requested to do so the Company must make the register of members available to the Cayman Islands Tax Information Exchange Authority). This register need not be, but usually is, held at the registered office. In addition to its principal register of members, the Company may maintain one or more branch registers of members for such category or categories of members as the Company may determine. Any such branch register must be kept in the same manner as the Company's principal register and a duplicate of any branch register must be kept with the principal register. There is no obligation to notify publicly of the intention to close the register. The position is governed by the articles of association of the Company. Registers of listed shares may be held in "non-legible" form in accordance with the rules of an approved stock exchange.

The register of mortgages and charges documents mortgages and charges affecting the property of the Company. If any mortgage or other form of security interest is granted, full particulars must be provided immediately and the register written up. This register can be inspected by any member or creditor of the Company. It is required by Cayman Islands law to be maintained at the registered office.

Marshall Islands	Cayman Islands

Dissolution

Under Marshall Islands law, a corporation may be wound up by: (i) voluntary dissolution (ii) judicial dissolution, (iii) expiration upon the Corporation's own limitations, and (iv) dissolution on failure to pay annual registration fee or appoint or maintain a registered agent.

Voluntary Dissolution: Except as otherwise provided in its articles of incorporation, a corporation may be dissolved if, at a meeting of shareholders, the holders of two-thirds of all outstanding shares entitled to vote on a proposal to dissolve, by resolution consent that the dissolution shall take place. Dissolution may also through a shareholder consent, with no meeting required.

Judicial Dissolution: Notwithstanding any provision in the articles of incorporation, holders of 10% of all outstanding shares entitled to vote thereon, or if the articles of incorporation authorize a lesser proportion, may call a meeting to consider adoption of a resolution to institute a special proceeding. Such a meeting may not be called more often than once in any period of twelve (12) consecutive months. If it appears, following due notice to all interested persons and a hearing that any of the valid grounds for dissolution of the corporation exists, the High Court shall make a judgment that the corporation shall be dissolved.

Corporation's own limitations: Within the articles of incorporation a corporation may limit its duration.

Under Cayman Islands law, a company may be wound up voluntarily in a number of ways: (i) automatically, if its articles of association provide that on the termination of any period or the happening of any event, the company shall be wound up and dissolved; (ii) when the period fixed by the articles of association for the duration of the company expires, or when an event occurs which, under the articles of association, causes the company to be wound up and dissolved; (iii) if the shareholders of the company pass a special resolution requiring the company to be wound up voluntarily and appointing a liquidator of their choice; or (iv) if the shareholders of the company pass an ordinary resolution requiring it to be wound up voluntarily because it is unable to pay its debts as they fall due.

The commencement of voluntary liquidation is a simple procedure that does not require sanction or action by the Court. Voluntary liquidation is most commonly commenced by the shareholders of a company in accordance with (iii) above. Usually, the shareholders' meeting will be convened by the directors, who will need to report to the shareholders on the reasons for their recommendation (e.g. a group reorganization) or the decision that a company should cease trading due to an inability to pay its debts.

Dissolution on Failure to Pay Annual Registration Fee or Appoint or Maintain a Registered Agent: For failure to pay or appoint or maintain a registered agent for 1 year, the appropriate Registrar of Corporations shall cause a notification to be sent to the corporation through its last recorded registered agent that its articles of incorporation will be revoked unless within 90 days of the date of the notice, payment of the annual registration fee has been received or a registered agent has been appointed, as the case may be. Furthermore, if any corporation abuses or misuses its corporate powers, privileges or franchises, including, but not limited to, participating in activities in violation of section 3(5) of the Associations Law, the registered agent in its sole discretion shall have the power to resign as registered agent of such corporation. In either case, the Registrar of Corporations shall issue a proclamation declaring that the articles of incorporation have been revoked and the corporation dissolved as of the date stated in the proclamation.

Within 28 days of the commencement of the liquidation, all the directors of the company should sign a declaration of solvency confirming that a full enquiry into the company's affairs has been made and that, to the best of the directors' knowledge and belief, the company will be able to pay its debts in full together with interest within a period not exceeding 12 months from the commencement of the liquidation. If such declarations are not signed and filed within 28 days of the commencement of the liquidation, the liquidator will be obliged to apply for the liquidation to continue under the supervision of the Court In practice, a prospective liquidator will ask for these declarations before he gives his consent to serve as liquidator.

If the liquidator is unable to obtain declarations of solvency from each of the company's directors within 28 days of the commencement of the liquidation, and the liquidation is brought under the Court's supervision, the Court will appoint as liquidator an

Marshall Islands	Cayman Islands

All corporations, whether they expire by their own limitations or are otherwise dissolved, shall nevertheless be continued for a term of three (3) years from such expiration or dissolution as bodies corporate for the purpose of prosecuting and defending suits by or against them, and of enabling them gradually to settle and close their business, to dispose of and convey their property, to discharge their liabilities, and to distribute to the share-holders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. With respect to any action, suit, or proceeding begun by or against the corporation either prior to or within three (3) years after the date of its expiration or dissolution, and not concluded within such period, the corporation shall be continued as a body corporate beyond that period for the purpose of concluding such action, suit or proceeding and until any judgment, order, or decree therein shall be fully executed.

Upon the dissolution of any corporation, or upon the expiration of the period of its corporate existence, the directors shall be trustees thereof, with full power to settle the affairs, collect the outstanding debts, sell and convey the property, real and personal, as may be required by the laws of the country where situated, prosecute and defend all such suits as may be necessary or proper for the purposes aforesaid, distribute the money and other property among the shareholders after paying or adequately providing for payment of its liabilities and obligations, and do all other acts which might be done by the corporation, before dissolution, that may be necessary for the final settlement of the unfinished business of the corporation.

independent professional with the qualifications prescribed by the Regulations of the Companies Law (2013 Revision) of the Cayman Islands.

Once a voluntary liquidation is brought under the supervision of the Court, the official liquidator will have powers to examine certain individuals concerned with the management of the company, and will also have the power to apply to the Court to unwind certain antecedent transactions such as preferences and fraudulent dispositions. When the liquidation process is complete and the company's assets are distributed to those entitled to them, the Court will order the dissolution of the company.

The third type of liquidation process is winding up by the Court. Unlike voluntary liquidation and liquidation under the supervision of the Court, winding up by the Court involves a court order at the outset. A petition to the Court for a winding up order may be made by the company itself, a creditor (including a contingent or prospective creditor) or a shareholder of the company (with some narrow exceptions). When a winding up order is made, an automatic moratorium on proceedings is imposed – proceedings may not be commenced or continued against the company except with the express permission of the Court. Dispositions of property, transfers of shares and alterations in the status of shareholders are void as in a liquidation supervised by the Court. (f) When the liquidation process is complete, and the company's assets have been distributed to those entitled to them, the Court will order the dissolution of the company.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, or without an indenture, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture covering securities over $10 million will be subject to and governed by the Trust Indenture Act. Each indenture will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the Commission under the Exchange Act as "subsequent filings."  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued.  The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;
•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•	the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;
•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;
•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;
•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above.  Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt.  The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.

Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But we expect that no modification that:
 (1)            changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)            reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
(3)            reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)            waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
(5)            makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)            makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
(7)            waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.  Other terms as specified in subsequent filings may be modified without the consent of the holders.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and
•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filings with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, in which the price of such warrants will be payable;
•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement; or
•	currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities (and related guarantees), preferred shares, common shares or any combination of such securities.  The applicable prospectus supplement will describe:
•	the terms of the units and of the rights, purchase contracts, warrants, debt securities (and related guarantees), preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission registration fee		$314,495.30	*
Printing and engraving expenses	$		**
Legal fees and expenses	$		**
Accounting fees and expenses	$		**
Transfer agent and registrar fees	$		**
Indenture trustee fees and expenses	$		**
Miscellaneous	$		**
Total	$		**

*            Previously Paid.
**            To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States and Marshall Islands law. Maples and Calder will provide an opinion regarding certain matters under the laws of the Cayman Islands. McInnes Cooper will provide an opinion regarding certain matters under the laws of Canada. Savvas D. Georghiades Law Office will provide an opinion regarding certain matters under the laws of Cyprus. Ogier will provide an opinion regarding certain matters under the laws of Jersey. Loyens & Loeff N.V. will provide an opinion regarding certain matters under the laws of the Netherlands. Advokatfirmaet Wiersholm AS will provide an opinion regarding certain matters under the laws of Norway. CMS Cameron McKenna LLP will provide an opinion regarding certain matters under the laws of Scotland.

EXPERTS
The consolidated financial statements of Ocean Rig UDW Inc, appearing in Ocean Rig UDW Inc.'s Annual Report (Form 20-F) for the year ended December 31, 2015, (including schedule appearing therein) and the effectiveness of Ocean Rig UDW Inc.'s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young (Hellas) Certified Auditors-Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The address of Ernst & Young (Hellas) Certified Auditors-Accountants S.A. is Chimarras 8B, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants, or SOEL, Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. You may read and copy any document that we file at the public reference room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission's Public Reference Room in Washington, D.C., as well as through the Commission's website.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•	Annual Report on Form 20-F for the year ended December 31, 2015, filed with the Commission on March 31, 2016, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and subsequent filings. We, any selling shareholder, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We, any selling shareholder, and any underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or us at the following address:
Ocean Rig UDW Inc.
10 Skopa Street, Tribune House
2nd Floor, Office 202, CY 1075
Nicosia, Cyprus
 011 357 22767517
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm, and intend to furnish quarterly reports containing selected unaudited financial data for the first three quarters of each fiscal year. The audited financial statements will be prepared in accordance with US GAAP and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the Nasdaq Global Select Market, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

 INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8.	Indemnification of Directors and Officers
I.	Article VIII of the Second Amended and Restated Bylaws of the Registrant provides as follows:
1.	Any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification under this section.
2.	The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these Bylaws.
II.	Section 78 of the Companies Law of the Cayman Islands and the Amended and Restated Memorandum and Articles of Association of the Registrant, in the form proposed to be adopted within ninety days of the effectiveness of the Redomiciliation, provide as follows:
1.	Under Section 78 of the Companies Law, the liability of the directors, managers or the managing director of a Cayman Islands company may, if so provided by the company's memorandum of association, be unlimited. Cayman Islands law does not otherwise limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or willful default or the consequences of committing a crime.
2.	Following the Redomiciliation, and upon adoption of the new amended and restated memorandum and articles of association of the Registrant, the Registrant's amended and restated memorandum and articles of association will provide for indemnification of the current and former officers and directors of the Registrant to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default.
Item 9.	Exhibits
The exhibit index at the end of this registration statement, identifies the exhibits which are included in this registration statement and are incorporated herein by reference.

Item 10.	Undertakings
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the Securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) — (d)  Not applicable.
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(f) — (g)  Not applicable.
(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i)    Not applicable.
(j)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(k) — (l)    Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on the 5th day of May, 2016.
OCEAN RIG UDW INC.

By:	/s/ George Economou
Name:	George Economou
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 5th day of May, 2016 in the capacities indicated.
	Signature	Title

By:	/s/ George Economou
Name:	George Economou	Chairman of the Board of Directors, Chief Executive Officer, President and Director (Principal Executive Officer)

By:	/s/ Niki Fotiou
Name:	Niki Fotiou	Senior Vice President of Finance and Accounting (Principal Financial and Accounting Officer)

By:	/s/ Chrysoula Kandylidis
Name:	Chrysoula Kandylidis	Director

By:	/s/ Vassilis Karamitsanis
Name:	Vassilis Karamitsanis	Director

By:	/s/ George Kokkodis
Name:	George Kokkodis	Director

By:	/s/ John Liveris
Name:	John Liveris	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig UDW Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cyprus, on the 5th day of May, 2016.
DRILL RIGS HOLDINGS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis*	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drill Rigs Holdings Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG 1 SHAREHOLDERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig 1 Shareholders Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the     day of       , 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG 1 INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig 1 Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG 1 GREENLAND OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig 1 Greenland Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG FALKLAND OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Falkland Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
OCEAN RIG WEST AFRICA OPERATIONS INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Dr. Adriano Cefai*
Name:	Omega Services Limited	Sole Director & Secretary

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig West Africa Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG 2 SHAREHOLDERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.

Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig 2 Shareholders Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG 2 INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig 2 Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILL RIGS OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drill Rigs Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG EG OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig EG Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG NORWAY OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Norway Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG LIBERIA OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	Director / President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis
Name:	Solon Drakoulis*	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Liberia Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG IRELAND OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	Director / President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Ireland Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIPS HOLDINGS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillships Holdings Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIP HYDRA SHAREHOLDERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Hydra Shareholders  Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIP HYDRA OWNERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Hydra Owners Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG CORCOVADO GREENLAND OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Corcovado Greenland Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIP PAROS SHAREHOLDERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Paros Shareholders Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIP PAROS OWNERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Paros Owners Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIPS HOLDINGS OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillships Holdings Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG ANGOLA OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Angola Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG GABON OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	Director / President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Gabon Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIPS INVESTMENT INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillships Investment Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
KITHIRA SHAREHOLDERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Kithira Shareholders Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIP KITHIRA OWNERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Kithira Owners Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG POSEIDON OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drill Rig Poseidon Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
SKOPELOS SHAREHOLDERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Skopelos Shareholders Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIP SKOPELOS OWNERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Skopelos Owners Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIPS INVESTMENT OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillships Investment Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG NAMIBIA OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Namibia Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG CUANZA OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Cuanza Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIPS OCEAN VENTURES INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou**
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillships Ocean Ventures Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIP SKIATHOS SHAREHOLDERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Skiathos Shareholders Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIP SKIATHOS OWNERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Skiathos Owners Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIP SKYROS SHAREHOLDERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Skyros Shareholders Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIP SKYROS OWNERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.

Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Skyros Owners Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIP KYTHNOS SHAREHOLDERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Kythnos Shareholders Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIP KYTHNOS OWNERS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Kythnos Owners Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIPS OCEAN VENTURES OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillships Ocean Ventures Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG CUNENE OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	Director / President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Cunene Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG CUBANGO OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	Director / President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.

Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Cubango Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
IRELAND DRILLING CREW INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	Director / President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ireland Drilling Crew Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
DRILLSHIPS FINANCING HOLDING INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.

	Name	Position

By:	/s/ Dr. Adriano Cefai*
Name:	Omega Services Limited	Sole Director & Secretary

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillships Financing Holding Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
ALLEY FINANCE CO.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive,
Financial and Accounting Officer

By:	/s/ Dr. Adriano Cefai*
	Omega Services Limited	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Alley Finance Co., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
ALGARVE FINANCE LTD

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.

	Name	Position

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive,
Financial and Accounting Officer

By:	/s/ Dr. Adriano Cefai*
	Omega Services Limited	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Algarve Finance Ltd, has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG GLOBAL CHARTERING INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Global Chartering Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
DRILLSHIP ALONISSOS SHAREHOLDERS INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive,
Financial and Accounting Officer

By:	/s/ Dr. Adriano Cefai*
	Mare Services Limited	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Alonissos Shareholders Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
DRILLSHIP ALONISSOS OWNERS INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive,
Financial and Accounting Officer

By:	/s/ Dr. Adriano Cefai*
By:	Mare Services Limited of Malta	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Alonissos Owners Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
DRILLSHIP SANTORINI SHAREHOLDERS INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive,
Financial and Accounting Officer

By:	/s/ Dr. Adriano Cefai*
By:	Mare Services Limited of Malta	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Santorini Shareholders Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
OCEAN RIG MANAGEMENT INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive,
Financial and Accounting Officer

By:	/s/ Dr. Adriano Cefai*
By:	Omega Services Limited of Malta	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Management Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
EASTERN MED CONSULTANTS INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive,
Financial and Accounting Officer

By:	/s/ Dr. Adriano Cefai*
By:	Omega Services Limited of Malta	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Eastern Med Consultants Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
OCEAN RIG SPARES INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President and Director (Principal Executive Officer)
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Treasurer and Director (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Spares Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
BLUESKY SHAREHOLDERS INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive,
Financial and Accounting Officer

By:	/s/ Dr. Adriano Cefai*
By:	Omega Services Limited of Malta	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Bluesky Shareholders Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
BLUESKY OWNERS INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive,
Financial and Accounting Officer

By:	/s/ Dr. Adriano Cefai*
By:	Omega Services Limited of Malta	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Bluesky Owners Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCEAN RIG BLACK SEA COOPERATIEF U.A.

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou
Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Director
By:	/s/ Hans Wallage*
Name:	Hans Wallage	Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Black Sea Cooperatief U.A., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCEAN RIG BLACK SEA OPERATIONS B.V.

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou
Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Director
By:	/s/ Hans Wallage*
Name:	Hans Wallage	Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Black Sea Operations B.V., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCEAN RIG DRILLING OPERATIONS COOPERATIEF U.A.

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou
Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Director
By:	/s/ Hans Wallage*
Name:	Hans Wallage	Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Drilling Operations Cooperatief U.A., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCEAN RIG DRILLING OPERATIONS B.V.

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou
Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis*	Director
By:	/s/ Hans Wallage*
Name:	Hans Wallage	Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Drilling Operations B.V., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCEAN RIG BLOCK 33 BRASIL COOPERATIEF U.A.

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou
Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Director
By:	/s/ Hans Wallage*
Name:	Hans Wallage	Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Block 33 Brasil Cooperatief U.A.., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCEAN RIG BLOCK 33 BRASIL B.V.

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou
Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Director
By:	/s/ Hans Wallage*
Name:	Hans Wallage	Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Block 33 Brasil B.V., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
PRIMELEAD LIMITED

By:	/s/ Yiannoula Georghiades*
Name:	Yiannoula Georghiades
Title:	Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Yiannoula Georghiades*
Name:	Yiannoula Georghiades	Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Primelead Limited, has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCEAN RIG UDW LLC

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou
Title:	Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou	Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig UDW LLC, has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of the Cyprus, on the 5th day of May, 2016.
DRILLSHIPS PROJECTS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President (Principal Executive Officer)
By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou	Secretary & Sole Director (Prinipal
Financial and Accounting Officer)
* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillships Projects Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCEAN RIG CANADA INC.

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis
Title:	President & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Director & President & Secretary
By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou	Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Canada Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCEAN RIG NORTH SEA AS

By:	/s/ Cornelis Selen*
Name:	Cornelis Selen
Title:	Managing Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou	Chairman of the Board of Directors
By:	/s/ Cornelis Selen*
	Name: Cornelis Selen	Managing Director
* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig North Sea AS, has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCEAN RIG AS

By:	/s/ Cornelis Selen*
Name:	Cornelis Selen
Title:	Managing Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou	Chairman of the Board of Directors
By:	/s/ Cornelis Selen*
Name:	Cornelis Selen	Deputy Member & Managing Director
* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig AS, has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCEAN RIG UK LIMITED

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou
Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou	Director
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig UK Limited, has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCEAN RIG LIMITED

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou
Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou	Director
By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Limited, has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCEAN RIG OFFSHORE MANAGEMENT LIMITED

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis
Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Director
By:	/s/ Craig Strachan*
Name:	Craig Strachan	Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Offshore Management Limited, has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OR CREWING LIMITED

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis
Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Solon Drakoulis
Name:	Solon Drakoulis	Director
By:	/s/ Craig Strachan*
Name:	Craig Strachan	Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of OR Crewing Limited, has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCR FALKLANDS DRILLING INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou
Name:	Elenis Papapetrou	Director & President (Principal Executive Officer)

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Director & Treasurer (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of OCR Falklands Drilling Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
DRILLSHIPS VENTURES PROJECTS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Elpiniki Fotiou*
Name:	Elpiniki Fotiou	Sole Director & Secretary (Principal Financial and Accounting Officer)

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	President (Principal Executive Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillships Ventures Projects Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on the 5th day of May, 2016.
SOUTH AFRICA DRILLING CREW INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	Director & President (Principal Executive Officer)

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Director & Treasurer (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of South Africa Drilling Crew Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on the 5th day of May, 2016.
OCEAN RIG CONGO OPERATIONS INC.

By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
Name		Position
By:	/s/ Eleni Papapetrou*
Name:	Eleni Papapetrou	Director & President (Principal Executive Officer)

By:	/s/ Solon Drakoulis*
Name:	Solon Drakoulis	Director & Treasurer (Principal Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ocean Rig Congo Operations Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
OR GLOBAL BLOCK OPERATORS INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive, Financial and Accounting Officer)

By:	/s/ Dr. Adriano Cefai*
By:	Omega Services Limited of Malta	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of OR Global Block Operators Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
DRILLSHIP SANTORINI OWNERS INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position
By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive, Financial and Accounting Officer)

By:	/s/ Dr. Adriano Cefai*
By:	Mare Services Limited of Malta	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Santorini Owners Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
DRILLSHIP CRETE SHAREHOLDERS INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position
By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive, Financial and Accounting Officer)

By:	/s/ Dr. Adriano Cefai*
By:	Omega Services Limited of Malta	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drill Rigs Crete Shareholders Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
DRILLSHIP CRETE OWNERS INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position
By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive, Financial and Accounting Officer)

By:	/s/ Dr. Adriano Cefai*
By:	Omega Services Limited of Malta	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Crete Owners Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
DRILLSHIP AMORGOS SHAREHOLDERS INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position
By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive, Financial and Accounting Officer)

By:	/s/ Dr. Adriano Cefai*
By:	Omega Services Limited of Malta	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Amorgos Shareholders Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on the 5th day of May, 2016.
DRILLSHIP AMORGOS OWNERS INC.

By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai
Title:	President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 2016.
	Name	Position
By:	/s/ Dr. Adriano Cefai*
Name:	Dr. Adriano Cefai	President & Treasurer (Principal Executive, Financial and Accounting Officer)

By:	/s/ Dr. Adriano Cefai*
By:	Omega Services Limited of Malta	Secretary & Sole Director

* By Gary J. Wolfe, attorney-in-fact.
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Drillship Amorgos Owners Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on the 5th day of May, 2016.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

Exhibits
Exhibit Number	Description

1.1	Form of Underwriting Agreement (for equity securities)(1)

1.2	Form of Underwriting Agreement (for debt securities)(1)

4.1	Form of Common Share Certificate

4.2
Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Shares, incorporated by reference to exhibit 4.3 to the Registration Statement on Form F-4, filed with the SEC on August 1, 2011. (2)

4.3	Form of Preferred Share Certificate(1)

4.4	Stockholder Rights Agreement, incorporated by reference to exhibit 4.2 to the Registration Statement on Form F-4, filed with the SEC on August 1, 2011. (2)

4.5	Form of Warrant Agreement(1)

4.6	Form of Purchase Contract(1)

4.7	Form of Senior Indenture, incorporated by reference to exhibit 4.7 to the Registration Statement on Form F-3, filed with the SEC on October 16, 2012. (2)

4.8	Form of Subordinated Indenture, incorporated by reference to exhibit 4.8 to the Registration Statement on Form F-3, filed with the SEC on October 16, 2012. (2)

4.9	Form of Unit Agreement (1)

4.10	Form of Rights Agreement (1)

5.1	Opinion of Seward & Kissel LLP, U.S. and Marshall Islands counsel to the Company (2)

5.2	Opinion of McInnes Cooper (2)

5.3	Opinion of Savvas D. Georghiades Law Office (2)

5.4	Opinions of Ogier (2)

5.5	Opinion of Loyens & Loeff N.V. (2)

5.6	Opinion of Advokatfirmaet Wirsholm AS (2)

5.7	Opinion of CMS Cameron McKenna LLP (2)
5.8	Opinion of Maples and Calder

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1) (2)

23.2	Consent of McInnes Cooper (included in Exhibit 5.2) (2)

23.3	Consent of Savvas D. Georghiades Law Office (included in Exhibit 5.3) (2)

23.4	Consent of Ogier (included in Exhibit 5.4) (2)

23.5	Consent of Loyens & Loeff N.V. (included in Exhibit 5.5) (2)

23.6	Consent of Advokatfirmaet Wirshol AS (included in Exhibit 5.6) (2)

23.7	Consent of CMS Cameron McKenna LLP (included in Exhibit 5.7) (2)
23.8	Consent of Maples and Calder (included in Exhibit 5.8)

23.9	Consent of Independent Registered Public Accounting Firm (Ernst & Young (Hellas) Certified Auditors-Accountants S.A.)

24.1	Powers of Attorney (included in the signature pages hereto)
25.1	Form of T-1 Statement of Eligibility (senior indenture)(1)

25.2	Form of T-1 Statement of Eligibility (subordinated indenture)(1)
_______________
(1)	To be filed as an amendment or as an exhibit to a report filed pursuant to the Exchange Act and incorporated by reference into this registration statement.
(2)	Filed as an exhibit to the Company's Registration Statement on Form F-3 (File No. 333-202829), filed with the Commission on March 17, 2015.